Exhibit 2





                                ACQUISITION AGREEMENT


                              Dated as of June 10, 1994



                                       BETWEEN


                         BROWN & SHARPE MANUFACTURING COMPANY


                                         AND


                                 FINMECCANICA S.P.A.

                                ACQUISITION AGREEMENT


               ACQUISITION AGREEMENT made as of June 10, 1994 (this "Agreement") by and between Brown & Sharpe Manufacturing Company, a Delaware corporation with its principal offices at 200 Frenchtown Road, Precision Park, North Kingstown, Rhode Island 02852 U.S.A. ("Brown & Sharpe") and Finmeccanica S.p.A., an Italian corporation, operating through its Elsag Bailey division, with offices at Via Puccini, 2, 16154 Genoa, Italy ("Finmeccanica").

               WHEREAS, Brown & Sharpe and Finmeccanica have agreed to combine the DEA Business with the Brown & Sharpe business upon the terms and conditions set forth below, intending thereby to expand the combined business line of CMM (as defined below) products, strengthen CMM distribution capability worldwide, augment its R&D capabilities, and provide for other synergies.

               WHEREAS, Finmeccanica, through its direct and indirect ownership of all of the issued and outstanding shares of capital stock of DEA S.p.A., an Italian corporation (the "Company"), and the other DEA companies listed in Annex A attached hereto (collectively, the "DEA Companies or sometimes "the Company and its Subsidiaries") is engaged in the design, engineering, development, testing, manufacture, sale and servicing of coordinate measuring machines ("CMMs") and parts and accessories therefor (the "DEA Business");

               WHEREAS, Brown & Sharpe and certain of its subsidiaries (collectively, the "B&S Subsidiaries") are engaged in the design, engineering, development, testing, manufacture, sale and servicing of CMMs and other metrology products (the "B&S Business");

               NOW THEREFORE, and in consideration of the respective covenants and conditions herein contained, Finmeccanica and Brown & Sharpe hereby agree as follows:

          1.   Acquisition of the DEA Shares by Brown & Sharpe on the
               ------------------------------------------------------
               Closing Date.
               ------------

               1.1  Purchase and Sale of the DEA Shares.  Finmeccanica
                    -----------------------------------
          agrees to sell and transfer to Brown & Sharpe (or, at the option of Brown & Sharpe, to one or more wholly owned subsidiaries of Brown & Sharpe designated by Brown & Sharpe (its "designee" or "designees")) at the Closing (as defined in Section 2), and Brown & Sharpe agrees to purchase (or cause its designee or designees to purchase) from Finmeccanica at the Closing, all of the issued and outstanding shares of capital stock of the Company (the "DEA Shares").

               1.2  Purchase Price for the DEA Shares.  In consideration of
                    ---------------------------------
          the assignment, transfer, conveyance and delivery by Finmeccanica of the DEA Shares to Brown & Sharpe (or its designee or designees) and of the other agreements of Finmeccanica stated herein, Brown & Sharpe (or its designees) will pay and Finmeccanica will receive the purchase price for the DEA Shares determined in accordance with Section 1.3 below.

               1.3  Elements of the Purchase Price.  Subject to the Post-
                    ------------------------------
          Closing Purchase Price Adjustment as described in Section 1.4, the purchase price for the DEA Shares (the "Purchase Price") shall be 3,450,000 shares of Class A Common Stock, $1.00 par value per share (the "Brown & Sharpe Purchase Price Shares" which term shall also include any additional shares of Class A Common Stock of Brown & Sharpe issued to Finmeccanica pursuant to the Post-Closing Purchase Price Adjustment referred to in Section 1.4 below).

               1.3A  Aggregate Permitted Indebtedness.  As of July 31, 1994
                     --------------------------------
          (the "Pricing Date"), the amount of Indebtedness (as defined herein) which shall be reflected on the books of the Company and its Subsidiaries shall be the sum of (w) 8,000 Million Italian Lire ("Lit.") denominated Indebtedness ("Lit. Debt"), plus (x)
                                                                ----
          $9,897,960 U.S. Dollar denominated Indebtedness ("U.S. Debt"), plus (y) the aggregate amount of the Company's and its
          ----
          Subsidiaries' cash and cash equivalents in excess of Lit. 800 Million, minus (z) the amount of the accrual for TFR Liabilities
                   -----
          of the Company and the Subsidiaries attributable to CIGS Employees reflected on and as of the date of the Pricing Balance Sheet, but not to exceed Lit. 1,700 Million ("Aggregate Permitted Indebtedness"); such amount of TFR Liabilities shall first reduce short term Lit. Debt to the maximum extent possible and then to the extent short term Lit. Debt cannot be reduced by such amount, U.S. Debt converted at the U.S. Dollar/Lit. exchange rate in effect on the business day immediately preceding July 31, 1994 as published in SOLE 24 ORE. "Indebtedness" shall mean amounts
                       -----------
          classified on the Pricing Balance Sheet (as such term is defined in Section 1.4(c) below) as borrowings, including short-term debt, current maturities of debt, long term debt and payables (other than payables for goods or services) of the DEA Companies to Finmeccanica (including its Elsag Bailey division and its subsidiaries).

               1.4  Post-Closing Purchase Price Adjustment.
                    --------------------------------------

               (a) For purposes of this Agreement and of calculating the Post-Closing Purchase Price Adjustment, based on the Pricing Balance Sheet as of July 31, 1994, the following terms shall have the meanings ascribed to them below:

               "Adjusted Net Asset Value" of the DEA Companies shall mean an amount determined, as the case may be, by reference to the audited combined balance sheets of the DEA Companies at the relevant balance sheet dates (June 30, 1993 or the Pricing Date), equal to:

               (i) the total assets (excluding cash and cash equivalents) of the DEA Companies as shown on and as of the date of the relevant balance sheet; minus
                                       -----

               (ii) the total liabilities of the DEA Companies as shown on and as of the date of the relevant balance sheet, other than amounts classified on the balance sheet of the DEA Companies as of such relevant balance sheet date as Indebtedness; plus
                                                                       ----

               (iii) the accrual for TFR Liabilities of the Company and the Subsidiaries attributable to CIGS Employees shown on and as of the date of the relevant balance sheet in the amount of Lit. 1,700 Million as of the Pricing Date and Lit. 1,700 million as of June 30, 1993; plus.
                                            ----

               (iv) solely with respect to the June 30, 1993 DEA Financial Statements, the net accrual of Lit. 2,019 million for INPS liability for terminated employees reflected on such financial statements.

               "CIGS Employees" shall mean, as of the relevant balance sheet date, any and all employees of the Company and the Subsidiaries that are, or have been in the past, placed in Cassa Integrazione Guadagni Straordinaria and/or in the solidarity system and/or in any temporary or definitive lay-off plan other than (i) those employees who have been terminated with all TFR Liabilities on account thereof having been paid in full and no accrual in respect thereof is recorded on the books of the Company or any Subsidiary, and (ii) those employees who have been recalled to full-time active employment by the Company or any of its Subsidiaries.

               "TFR Liabilities" shall mean T.F.R. "trattamento di fine rapporto" severance pay liabilities of the Company and the Subsidiaries accrued as of the relevant balance sheet dates.

               "Pricing Adjusted Net Asset Value" shall mean an amount equal to the Adjusted Net Asset Value determined by reference to the Pricing Balance Sheet (as herein defined), plus either (A)
                                                         ----
          Lit. 3.4 Billion which amount is equal to the aggregate amount of the understatement of the provision for excess, slow moving and obsolete inventory and the provision for warranty costs identified in the report of RE&Y (as defined below) to the December 31, 1993 DEA Financial Statements if such reserves have been charged to the inventory account and charged as a warranty liability on the Pricing Balance Sheet or (B) zero if there has been no change in the accounting methodology for excess, slow moving and obsolete inventory or warranty costs, i.e., no such charge or change in warranty costs is reflected in the Pricing Balance Sheet. Any unrealized loss or gain on foreign currency exchange with respect to Indebtedness (which was, by way of reference, Lit 1.19 Billion on June 30, 1993) shall be assumed to be zero in the Pricing Balance Sheet for purposes of the pricing adjustments made pursuant to this Section 1.

               "June 30, 1993 Adjusted Net Asset Value" shall mean an amount equal to Lit. 112,551 Billion.

               (b) Finmeccanica represents and warrants to Brown & Sharpe that attached hereto as Schedule 1.4(b), is a true and accurate list of all employees of the Company and its Subsidiaries who are on CIGS on the date hereof; no additional employees will be on CIGS at the Pricing Date or the Closing Date. In connection with such Schedule, Finmeccanica represents and warrants to Brown & Sharpe that (i) other than the 77 employees on CIGS (as set forth on the Schedule), no Employee is on the date hereof, or as of the Pricing Date or the Closing Date will be, on the solidarity system, the mobilita system or on any temporary or definitive layoff system, nor has any of such 77 employees on CIGS been recalled to full employment and active work by the Company or any Subsidiary, except in each case with the consent of Brown & Sharpe, and (ii) except to the extent required by the Verbale di Accordo dated June 15, 1993 among the Company, INTERSIND, FIOM-CGIL, FIM-CISL, UILM-UIL and RSA-DEA no commitment has been or will have been made on or prior to the Pricing Date or the Closing Date with respect to any CIGS Employees being placed on the solidarity system or the mobilita system or being recalled to full employment and active work by the Company or any Subsidiary, except that with regard to (i) and (ii) above, not more than five employees in the aggregate may be recalled to full employment to replace vacancies in the Company's existing work force, and for each employee recalled from CIGS, another employee can be put on CIGS so that the number of employees on CIGS never exceeds 77 employees.

               (c) Subsequent to the Closing, Finmeccanica will cause combined financial statements of the DEA Companies (consisting of a balance sheet as of the Pricing Date (the "Pricing Balance Sheet") and the related income statement, statement of stockholder's equity and statement of cash flows for the period January 1, 1994 through July 31, 1994, the Pricing Date, together with notes thereto (hereinafter the "Pricing Financial Statements", or sometimes the "Closing Financial Statements") prepared by the Company to be audited and certified by Reconta Ernst & Young ("RE&Y") and delivered to the parties within 75 days after the Closing Date. The scope of the audit will be consistent with the scope used in the audits of the December 31, 1992 and 1993 and June 30, 1993 DEA Financial Statements. Brown & Sharpe will cause the DEA Companies to furnish to Finmeccanica and RE&Y such assistance in the preparation of the Pricing

          Financial Statements and their certification as they shall reasonably request, including making available at no cost to Finmeccanica all books and records pertinent thereto and employees of the DEA Companies customarily involved in the preparation of the DEA financial statements. Such employees may be requested by Finmeccanica and under Finmeccanica's supervision to prepare the Pricing Financial Statements and to perform other tasks with respect thereto which shall generally be consistent with tasks performed by such employees prior to the Closing Date. These employees will prepare the Pricing Financial Statements using the same accounting principles and accounting policies and methodologies (including those policies attached as Annex C and referred to below) used in the December 31, 1992 and 1993 and June 30, 1993 DEA Financial Statements, consistently applied, except to the extent that those accounting principles and methodologies applicable to the provision for warranty costs and the provision for slow moving and obsolete inventories, as applied to the Pricing Financial Statements, may be provided for in accordance with Italian GAAP or, in the absence thereof, IASC GAAP (each as defined below), thereby eliminating the understatement for warranty costs and overstatement of inventory values as indicated in the report of RE&Y to the audited combined financial statements for the Company and its Subsidiaries for the periods ending December 31, 1993 and 1992 and June 30, 1993.

               Finmeccanica has previously delivered to Brown & Sharpe and C&L descriptions of the accounting principles and methodologies used in the preparation of such financial statements with regard to revenue recognition, accounts receivable reserves and related receivables credit policy, excess and obsolete inventory and warranty policy which are attached as Annex C hereto.

               (d) The Pricing Financial Statements shall be denominated in Italian Lire and shall fairly present, in conformity with generally accepted Italian accounting principles (hereinafter "Italian GAAP") or, in the absence thereof, accounting principles recommended by the International Accounting Standards Committee ("IASC") (hereinafter "IASC GAAP") (except to the extent that an increase of Lit. 2,800 Million to the reserve for excess, slow-moving and obsolete inventory and a provision of Lit. 600 Million for warranty costs may not be reflected in the Pricing Balance Sheet) on a basis consistent with the December 31, 1992 and 1993 and June 30, 1993 DEA Financial Statements and the methodologies described in Annex C, in all material respects the combined financial position of the DEA Companies as of the Pricing Date and the results of operations, changes in stockholder's equity and cash flows during the period covered thereby. The amount on the Pricing Balance Sheet for TFR Liability shall reflect an accrual in respect of the number of CIGS Employees at the Pricing Balance Sheet date, which accrual shall be calculated utilizing the same methodology used in the December 31, 1993 and June 30, 1993 DEA Financial Statements for determining TFR Liability for

          CIGS Employees, consistently applied. The Closing Financial Statements shall be accompanied by certificates of the Chief Financial Officer of Elsag Bailey S.p.A., a subsidiary of Finmeccanica as to the compliance with the provisions of this
          Section 1.4(d) and the auditor's report of RE&Y.

               (e) Although it is not to be a joint audit, Coopers & Lybrand ("C&L") and Brown & Sharpe's accounting staff shall be permitted access to work papers supporting specific audit areas when completed and reviewed by the RE&Y engagement partner in each respective country and will be allowed to observe any physical counts and similar procedures RE&Y may conduct during the audit. RE&Y will not be required to address, prior to certification, any C&L and/or Brown & Sharpe accounting staff's questions concerning the working papers. C&L will not in any way interfere with the timely and efficient completion of the audit. In addition, RE&Y and C&L will meet and agree with each other on the scope and procedures for the audit.

               (f) Within 30 days of Brown & Sharpe's receipt of the Pricing Balance Sheet, Brown & Sharpe shall inform Finmeccanica if Brown & Sharpe does not agree with the amounts contained in such Pricing Balance Sheet, and, in the absence of such notification, such Pricing Balance Sheet shall become final and binding upon Brown & Sharpe and Finmeccanica at the expiration of such 30 day period. If Brown & Sharpe gives such notification to Finmeccanica, Brown & Sharpe and Finmeccanica shall promptly meet in an effort to resolve any differences. In the event any differences remain 30 days after Finmeccanica's receipt of such notification by Brown & Sharpe, Brown & Sharpe and Finmeccanica shall refer the question to their respective independent public accountants which shall attempt to resolve such differences and whose determination shall be final and binding upon Brown & Sharpe and Finmeccanica. If such independent public accountants are themselves unable to resolve any differences, they shall refer such differences to a third firm of independent public accountants selected by lot from among such of the "Big Six" accounting firms (or their successors) as are not the past or then current principal auditors of Finmeccanica and Brown & Sharpe, whose determination of the Pricing Balance Sheet shall be final and binding upon Brown & Sharpe and Finmeccanica. Such accounting firm shall make its determination within sixty (60) days after the referral. Each party shall bear the cost of its own employees and independent accountants and shall share equally the cost of any third firm of independent public accountants in connection with such determination.

               (g)  The Purchase Price shall be adjusted as follows:

               (i)(A) If the Pricing Adjusted Net Asset Value as of July 31, 1994 is greater than the June 30, 1993 Adjusted Net Asset Value by an amount which, after netting the amounts required pursuant to Clauses (iii), A(i), A(ii) and A(iii) below, is greater than Lit. 800 Million (the "Basket"), then Brown & Sharpe shall issue an additional number of shares of its Class A Common Stock with a value (as determined by the average of the Closing Prices of such shares on the Listing Exchange over a thirty day period immediately preceding the Closing Date) equal to the amount by which the Pricing Adjusted Net Asset Value exceeds the June 30, 1993 Adjusted Net Asset Value after netting the amounts referred to in Clauses (iii), A(i), A(ii) and A(iii) below ("Purchase Price Increase").

               (i)(B) If the Pricing Adjusted Net Asset Value as of July 31, 1994 is less than the June 30, 1993 Adjusted Net Asset Value by an amount which, after netting the amounts required pursuant to Clauses (iii), B(i), B(ii) and B(iii) below, is greater than the Basket, then Finmeccanica shall contribute cash to the capital of Brown & Sharpe (without receiving shares therefor) in an amount equal to the amount of the difference between the Pricing Adjusted Net Asset Value and the June 30, 1993 Adjusted Net Asset Value after netting the amounts referred to in Clauses (iii), B(i), B(ii) and B(iii) below ("Purchase Price Decrease").

               (ii) If the Pricing Adjusted Net Asset Value is less than or more than the June 30, 1993 Adjusted Net Asset Value by an amount which, after netting the amounts referred to in the clauses set forth in (iii)(A) and (iii)(B) below, is, in either case, less than or equal to the Basket, no adjustment shall be made pursuant to Clause (i)(A) or (i)(B).

               (iii) Any Post-Closing Purchase Price Adjustment required to be made pursuant to Sections 1.4(g)(i)(A) or (B) above shall be calculated by netting against the amount by which Actual Excess Indebtedness as of July 31, 1994 is greater than or less than Estimated Excess Indebtedness as of July 31, 1994.

               (A)(i) In the event an adjustment is required to be made pursuant to Section 1.4(g)(i)(A) above, the amount of the Purchase Price Increase shall be netted against the amount by which Actual Excess Indebtedness is greater than Estimated Excess Indebtedness. (As a result, the number of shares of Brown & Sharpe's Class A Common Stock to be issued to Finmeccanica pursuant to Section 1.4(g)(i)(A) shall be reduced by the difference between Actual Excess Indebtedness and Estimated Excess Indebtedness.)

               (A)(ii) In the event an adjustment is required to be made pursuant to Section 4(g)(i)(A) above, and if the amount by which Actual Excess Indebtedness exceeds

                         Estimated Excess Indebtedness is greater than or equal to the Purchase Price Increase (the "difference") under Section 1.4(g)(i)(A), then no shares shall be issued by Brown & Sharpe to Finmeccanica, and Finmeccanica will contribute cash to Brown & Sharpe in an amount equal to such difference.

               (A)(iii) In the event an adjustment is required to be made pursuant to Section 1.4(g)(i)(A) above, and if Actual Excess Indebtedness is less than Estimated Excess Indebtedness, Brown & Sharpe shall issue to Finmeccanica shares of stock in an amount equal to the sum of (1) the amount of the Purchase Price Increase and (2) the difference between Estimated Excess Indebtedness and Actual Excess Indebtedness.

               (B)(i) In the event that an adjustment is required to be made pursuant to Section 1.4(g)(i)(B) above, the amount of the Purchase Price Decrease shall be netted against the amount by which Actual Excess Indebtedness is less than Estimated Excess Indebtedness, and the amount of cash contributed to Brown & Sharpe by Finmeccanica under Section 1.4(g)(i)(B) shall be reduced by an amount equal to the difference between (1) the shortfall between Actual Excess Indebtedness and Estimated Excess Indebtedness and (2) the Purchase Price Decrease.

               (B)(ii) In the event an adjustment is required to be made pursuant to Section 1.4(g)(i)(B) above, and if the amount by which Actual Excess Indebtedness is less than Estimated Excess Indebtedness exceeds the Purchase Price Decrease, then Brown & Sharpe will issue shares to Finmeccanica in an amount equal to such difference.

               (B)(iii) In the event that an adjustment is required to be made pursuant to Section 1.4(g)(i)(B) above, and the Actual Excess Indebtedness is greater than the Estimated Excess Indebtedness, Finmeccanica will contribute cash to Brown & Sharpe in an amount equal to the sum of (1) the Purchase Price Decrease and (2) the amount by which Actual Excess Indebtedness is greater than Estimated Excess Indebtedness.

               (h) In the event of any Post-Closing Purchase Price Adjustment pursuant to all of the provisions of 1.4(g) (after taking into account by netting any adjustment required because

          Actual Excess Indebtedness as of July 31, 1994 is more or less than Estimated Excess Indebtedness as of July 31, 1994), (a) the delivery of a certificate or certificates representing additional Brown & Sharpe Purchase Price Shares to Finmeccanica or (b) the payment of cash by Finmeccanica to Brown & Sharpe (as a contribution to capital, without the receipt of any additional shares of stock) shall take place within ten days following acceptance (or final determination) under Section 1.4(f) of the Pricing Balance Sheet. Any certificates representing additional Brown & Sharpe Purchase Price Shares shall bear legends as required by Section 2.2 hereof.

               (i) Not less than ten (10) days prior to July 31, 1994, Finmeccanica shall cause to be delivered to Brown & Sharpe an estimated unaudited combined balance sheet of the DEA Companies as of the July 31, 1994 Pricing Date ("Forecasted Pricing Balance Sheet"). The Forecasted Pricing Balance Sheet shall be denominated in Lit. and shall be prepared by the chief financial officer of the Elsag Bailey division of Finmeccanica to the extent practicable on a basis consistent with the December 31, 1993 and the June 30, 1993 combined balance sheets included in the DEA Financial Statements (except for such changes as are necessary to comply with the provisions hereof).

               (j) The parties agree that, prior to July 31, 1994, if the Pricing Adjusted Net Asset Value (as computed based on the Forecasted Pricing Balance Sheet) is or may be, depending on certain contingencies, greater than the June 30, 1993 Adjusted Net Asset Value without regard to the Basket, Finmeccanica shall cause the Company and/or its Subsidiaries to factor on commercially reasonable terms and at market rates, without recourse, an amount, which shall be mutually agreed between the parties, of the receivables then on the books of the Company and its Subsidiaries. Any differential between the cash received and the face amount of such receivables (net of any reserves in respect thereto), as reflected on the Forecasted Pricing Balance Sheet, shall be added to the Pricing Adjusted Net Asset Value and the face amount (net of reserve) of the receivables factored shall be subtracted from the Pricing Adjusted Net Asset Value and the term Forecasted Pricing Balance Sheet shall thereafter include the results of such factoring transactions.

          2.  Closing.  The acquisition of the DEA Shares by Brown & Sharpe
              -------
          or its designee(s) from Finmeccanica in exchange for the Purchase Price and the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at 12:00 P.M. at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, 02110 U.S.A. on the date of the Special Meeting of Stockholders of Brown & Sharpe relating to the transactions contemplated hereby (the "Closing Date"), or at such other time and place as the parties may agree in writing. It is understood, however, that July 31, 1994 is the "Pricing Date" and that the parties are using a July 31, 1994 Pricing Balance Sheet as distinguished from a balance sheet dated as of the actual Closing for various purposes under this Agreement, including purchase price adjustment.

               At the Closing:

               2.1  Delivery and Recordation of the DEA Shares by
                    ---------------------------------------------
          Finmeccanica.  Finmeccanica will deliver to Brown & Sharpe (or
          ------------
          one or more of its designees) certificates representing the DEA Shares, duly endorsed with authenticated signature, in proper form for transfer and will cause upon said delivery the due recordation of such transfer of such DEA Shares on the stock ledger book of the Company as required to vest in Brown & Sharpe (or its designee) all of the right, title and interest in the DEA Shares.

               2.2  Payment to Finmeccanica.  Brown & Sharpe (or its
                    -----------------------
          designee) will deliver to Finmeccanica a certificate or certificates representing 3,450,000 of the Brown & Sharpe Purchase Price Shares, which shall in each case bear a legend referencing the investment representation in Section 3.20 and the restrictions and provisions of the Stockholders Agreement referred to below.

               2.3  Stockholders Agreement.  Finmeccanica and Brown &
                    ----------------------
          Sharpe shall execute and deliver a Stockholders Agreement providing for the election of directors of Brown & Sharpe, restrictions on transfer, sale of or other disposition of the Brown & Sharpe Purchase Price Shares issued or to be issued to Finmeccanica and registration and pro rata securities purchase rights, in substantially the form of Exhibit 2.3 (the "Stockholders Agreement").

               It is expressly understood that Finmeccanica's right to purchase a pro-rata portion of future issues of securities by Brown & Sharpe from time to time, in order to maintain its percentage ownership of the capital stock of Brown & Sharpe after giving effect to the issue of stock of Brown & Sharpe at the Closing, is an integral part of the acquisition transaction contemplated by this Agreement. Said right is, for the convenience of the parties, set forth in the Stockholders Agreement to be delivered at the Closing hereunder.

               2.4  [Intentionally Left Blank]

               2.5  [Intentionally Left Blank]

               2.6  Certificates, Opinions, etc.  Each party will deliver
                    ---------------------------
          to the others such certificates, opinions and other documents as are contemplated hereby or as may reasonably be requested by the other parties to evidence compliance with the terms of Sections 1 and 2 and the other provisions of this Agreement, including Sections 10 and 11.

               2.7  Conduct of DEA Business Between the Pricing Date, July
                    ------------------------------------------------------
          31, 1994 and the Closing.  In addition to complying with the
          ------------------------
          provisions of Section 6.1 hereof, from July 31, 1994 (the date of the Pricing Balance Sheet) through the Closing, subject always to the Closing occurring, the parties further agree to cause the Company to operate the DEA Companies as follows:

               (a)  Accrual of Economic Benefits From July 31, 1994 to the
                    ------------------------------------------------------
          Closing Date.  In view of the fact that the Post-Closing Purchase
          ------------
          Price Adjustment will reflect the operation of the DEA Business only through July 31, 1994, the economic risks and benefits which derive from the DEA Business from such date through the Closing shall accrue for the account of Brown & Sharpe, and Finmeccanica shall, if requested by Brown & Sharpe, execute such documents and instruments and shall take such action or refrain from taking such action as Brown & Sharpe may reasonably request, in order to evidence and to give effect to Brown & Sharpe's rights to such economic risks and benefits.

               (b)  Operation and Management of the DEA Business after the
                    ------------------------------------------------------
          Pricing Date, July 31, 1994 .  Finmeccanica shall manage the DEA
          ----------------------------
          Business for the benefit of Brown & Sharpe in accordance with this Section 2.7. Except to the extent of cash and cash equivalents shown on the Pricing Balance Sheet (less Lit. 800 Million), the DEA Companies shall not use any of their cash or other assets to pay any principal, interest or other charges in connection with Indebtedness existing as of the close of business on the Pricing Date, July 31, 1994, in excess of Aggregate Permitted Indebtedness; nor shall any such principal, interest or other charges be charged to or in any way become the responsibility of the DEA Companies. The DEA Companies shall, however, be responsible for and make all accruals and payments required in connection with principal, interest and other charges in connection with new borrowings or incremental utilization of existing lines of credit after July 31, 1994. Finmeccanica shall not permit any cash or other assets to be transferred out of the DEA Companies by way of a dividend or distribution or in any other manner to Finmeccanica or any affiliate thereof, except that the DEA Companies may pay trade payables in the ordinary course of the conduct of the DEA Business, consistent with past practice; nor shall the DEA Companies forgive or compromise any amount owed to them by Finmeccanica or any affiliate thereof (or any amount owed to a third party without the consent of Brown & Sharpe). Finmeccanica shall not be required to fund, contribute to the assets of or otherwise make any commitments or guarantees with respect to any action taken or proposed to be taken by the DEA Business unless specifically consented to and indemnified by Brown & Sharpe. Finmeccanica shall be entitled to rely on any written instruction as to the operation of the DEA Business given by Brown & Sharpe, shall not be liable for any failure to act or for action it takes pursuant to such written instruction and shall be promptly indemnified by Brown & Sharpe for any "damages" (as defined in Section 8.5) arising from such reliance, inaction or action, except that Finmeccanica shall be liable to Brown & Sharpe for any damages resulting from any negligence on Finmeccanica's part in failing to act or not to act in accordance with such written instructions from Brown & Sharpe, or failing to refrain from acting, in each case, in accordance with such written instructions from Brown & Sharpe.

          3.  Representations and Warranties by Finmeccanica.  Finmeccanica
              ----------------------------------------------
          represents and warrants to Brown & Sharpe (and its designee(s)) as to the matters set forth in this Section 3. For purposes of this Section 3, the term "best knowledge of Finmeccanica" shall mean the actual knowledge of the Chief Financial Officer and Chief Legal Officer the Elsag Bailey division of Finmeccanica, the Managing Director, Chief Financial Officer, and Director of Sales and Marketing of DEA SpA and the general manager of each DEA Company and branch other than DEA SpA and (solely as to the matters covered by Section 3.12) the Director of Product Development of DEA SpA.

               3.1  Corporate Status.  The Company is a corporation duly
                    ----------------
          organized, validly existing and in good standing under the laws of the Republic of Italy and has all necessary corporate power and authority to carry on the DEA Business as now conducted and as proposed to be conducted. The Company has delivered to Brown & Sharpe a complete and correct copy of its charter and by-laws, each as amended to date and all minutes of meetings of its stockholders and directors since January 1, 1991. On the Closing Date Finmeccanica will have delivered to Brown & Sharpe or to the possession of DEA all other minutes of meetings of stockholders and directors and all other corporate records of DEA and its subsidiaries (or branches). Finmeccanica is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Italy and has all necessary corporate power and authority to carry on its business.

               Except as set forth in Schedule 3.1, the assets of the DEA Companies constitute all of the property and property rights (including contract rights) used in the conduct of the DEA Business in the manner and to the extent presently conducted and conducted since June 30, 1993 except for incidental changes in such items in the ordinary course of business. Finmeccanica is not engaged in any aspect of the manufacture and sale of CMM's except through the DEA Companies.

               3.2  Capitalization and Ownership of the DEA Shares.  The
                    ----------------------------------------------
          authorized and issued share capital of the Company consists of 16,300,000 shares of common stock, nominal value Lit. 1,000 per share (the "Company Common Stock" or the "DEA Shares").

          Finmeccanica owns of record and beneficially all of the issued and outstanding Company Common Stock, free and clear of all liens, claims, charges, encumbrances and restrictions ("Encumbrances"). No other person or entity has or shares any direct or indirect interest or right with respect to the DEA Shares. The DEA Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights or rights of first refusal on the part of any holder of any class of securities of the Company or any other person. There are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefore has been given. Finmeccanica has full right, power and authority to transfer the DEA Shares to Brown & Sharpe and/or its designees, free and clear of any Encumbrances, and such transfer will not constitute a breach or violation of, or a default under, any agreement or instrument by which Finmeccanica is bound.

               3.3  Subsidiaries.  The DEA Companies listed on Annex A,
                    ------------
          other than the Company (each, a "Subsidiary and, collectively, the "Subsidiaries"), are the only corporations, associations, partnerships or other entities or business enterprises in which the Company has any investment or owns any shares of capital stock or any other record or beneficial equity or other ownership or control interest. Except as set forth on Schedule 3.3, the Company owns or is sole beneficiary of all of the issued and outstanding stock options, warrants, rights or commitments, relating to the issuance of any shares of capital stock of or equity interests in the Subsidiaries. Each Subsidiary is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of organization and has all necessary power and authority, corporate or otherwise, to carry on its business as presently conducted and as proposed to be conducted. The Company has delivered to Brown & Sharpe a complete and correct copy of the organizational and governance documents, each as amended to date, of each Subsidiary.

               3.4  Authority for Agreement.  Finmeccanica has all
                    -----------------------
          necessary power and authority to execute and deliver this Agreement and the Stockholders Agreement and to carry out its obligations hereunder and thereunder. Each of this Agreement and the Stockholders Agreement constitutes the valid and legally binding obligation of Finmeccanica and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors. The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of any of the other transactions contemplated hereby and thereby will not conflict with, or result in any violation of, or default with respect to, or require the consent of any third parties under, any mortgage, loan, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, or Finmeccanica. Subject to the receipt prior to the Closing of the consents of certain of the DEA Companies' lenders as provided in Section 10.12 below, such execution, delivery and consummation will not accelerate the maturity of or otherwise modify in any material respect the terms of any indebtedness of the Company or any Subsidiary, or result in the creation of any Encumbrance upon any of the property or assets of the Company or any Subsidiary.

               There are no agreements by which the Company or any Subsidiary is bound which restrict the ability of the Company to carry on the DEA Business or any other metrology business anywhere in the world. Except as described in Schedule 3.4, there are no agreements to which the Company or any Subsidiary is a party which upon the consummation of the transactions contemplated hereby create rights in any third party enforceable against the Company or any Subsidiary as a consequence of a change in control of the Company or any Subsidiary, and no consent, approval, order or authorization of, recording, or registration, declaration or filing with any governmental authority is required in connection with the execution and delivery of this Agreement and the Stockholders Agreement or the consummation of any of the other transactions contemplated hereby and thereby by the Company or Finmeccanica.

               3.5  Financial Statements; Indebtedness.
                    ----------------------------------

               (a) Attached hereto as Schedule 3.5 are true and correct copies of (i) the audited combined balance sheets of the Company and the Subsidiaries as of December 31, 1993 and 1992 and June 30, 1993 and the related combined statements of operations, accumulated deficit and cash flows all denominated in Lit (together with the auditors' reports thereon, including any exceptions noted therein) for the twelve and six month periods then ended (excluding any non-metrology activities of any DEA Company), together with the notes to such financial statements (the "Audited Combined DEA Financial Statements"); (ii) the separate audited balance sheets of each of the Subsidiaries other than Digital Electronic Automation Company ("DEA U.S.") as of December 31, 1993 and 1992 and June 30, 1993 and the related statements of operations, accumulated deficit and cash flows for the twelve and six month periods then ended, together with the notes to such financial statement (the "Audited DEA Subsidiaries Financial Statements"); and (iii) the audited balance sheets of DEA U.S. as of December 31, 1993 and of the Digital Electronic Automation division of Elsag Bailey, Inc. as of December 31, 1992 and June 30, 1993 and the related statements of operations, divisional deficit and cash flows (together with the auditors' reports thereon, including any exceptions noted therein) for the twelve and six month periods then ended, together with the notes to such financial statements (the "Audited DEA U.S. Financial Statements") (collectively, the "DEA Financial Statements").

               (b) Except as otherwise indicated in the respective reports of auditors or in the notes thereto, all of the DEA Financial Statements have been prepared (in the case of the Audited Combined DEA Financial Statements) in accordance with Italian GAAP or, in the absence thereof, with IASC GAAP or (in the case of the Audited DEA Subsidiaries Financial Statements) in accordance with IASC GAAP or, in the case of the U.S. entity, United States generally accepted accounting principles ("U.S. GAAP"), in each case consistently applied throughout the periods indicated, and fairly present, in all material respects, the financial condition of the DEA Companies (excluding any non-metrology activity of any DEA Company) and the results of their operations and cash flows as of the dates and for the periods covered thereby, subject to the exceptions stated in the auditor's reports included therewith.

               (c) The DEA Financial Statements are in accordance with the books and records of the DEA Companies. All material transactions occurring during the periods covered by the DEA Financial Statements have been disclosed in the DEA Financial Statements to the extent required to be disclosed under the applicable generally accepted accounting principles referred to above.

               At the Closing Finmeccanica will place in the possession of Brown & Sharpe the books and records of the DEA Companies, including without limitation the accounting journals and general ledgers of the DEA Companies.

                    3.5.1  Terms of Indebtedness of the Company and the
                           --------------------------------------------
               Subsidiaries on the Closing Date.  The principal terms of
               --------------------------------
               the Aggregate Permitted Indebtedness of the Company and the Subsidiaries which will be outstanding on the Closing Date are set out on Schedule 3.5.1 (identifying the lender, amount outstanding, interest rate(s) and maturity). The Company has provided Brown & Sharpe with access to all agreements relating to such Aggregate Permitted Indebtedness and all copies of such agreements delivered by the Company to Brown & Sharpe are true and correct.

               3.6  Absence of Undisclosed Liabilities.  Except as set
                    ----------------------------------
          forth in Schedule 3.6 and other than liabilities which have arisen after December 31, 1993 in the ordinary course of business and consistent with past practice, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, contingent or otherwise (including without limitation, letters of credit for the purchase of inventory) which are required to be reflected or reserved against in, or otherwise provided for in the notes to, the DEA Financial Statements under Italian GAAP or, in the absence thereof, IASC GAAP, and which are not so reflected or reserved against therein or in the notes thereto.

               3.7  Absence of Changes.  Except as set forth in Schedule
                    ------------------
          3.7 since December 31, 1993, (a) there has been no material adverse change in the condition, financial or otherwise (other than as a result of general external economic conditions affecting the metrology industry), properties, assets, liabilities, business or operations of the Company and its Subsidiaries, considered as a whole ("Material Adverse Change"); and (b) neither the Company nor any of its Subsidiaries has:

                    (i) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock or agreed to do any of the foregoing, or purchased or redeemed or agreed to purchase or redeem, directly or indirectly, any shares of its capital stock;

                    (ii) issued or sold any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares;

                    (iii) incurred any indebtedness for purchase money or borrowed money other than in the ordinary course of business consistent with past practice;

                    (iv)  mortgaged, pledged, or subjected to any
               Encumbrance, any of its properties or assets, tangible or intangible, except Permitted Encumbrances (as defined in Section 3.9.1);

                    (v) acquired or disposed of any assets or properties in any transaction involving money or value in excess of $25,000 with any officer, director or salaried employee of the Company, or any Subsidiary, or any relative by blood or marriage, or except in the ordinary course of business acquired or disposed of any assets or properties having a value in excess of $100,000 in any transaction with any other person;

                    (vi) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business and consistent with past practices;

                    (vii) (A)  granted to any officer, director or
               consultant or to any employee whose annual compensation is, or was during the year ended December 31, 1993, in excess of the equivalent of $50,000, any material increase in compensation in any form (including any material increase in scope of any benefits), other than annual salary increases consistent with prior practice, or (B) become subject to any request for severance or termination pay, or granted any severance or termination pay, or entered into any employment or severance agreement with any officer or employee (other than a CIGS Employee) whose annual compensation is or was during the year ended December 31, 1993 in excess of the equivalent of $50,000;

                    (viii) adopted, or amended in any material respect, any bonus, profit-sharing, compensation, stock option, pension, welfare, security, retirement, deferred compensation or other material plan, agreement, trust, fund or arrangement for the benefit of any employee or employees;

                    (ix) except as disclosed on Schedule 3.7 experienced any actual or, to the best of the knowledge of the Company and the Subsidiaries, threatened dispute with a supplier involving more than $100,000 or with a customer involving more than the lower of (a) $90,000 or (b) the full contract value of the machine or other product which is the subject of the dispute;

                    (x) except as disclosed on Schedule 3.7, made any capital expenditures or commitment therefor in excess of $250,000;

                    (xi) incurred any liability (absolute, accrued or contingent) except current liabilities incurred, liabilities under contracts entered into, borrowings under short-term lines of credit and liabilities in respect of letters of credit issued under credit facilities, in each case incurred in the ordinary course of business consistent with past practices;

                    (xii) suffered a loss, damage or destruction, whether or not covered by insurance, in excess of $25,000; or

                    (xiii) extended or modified in any material respect the terms or provisions of any lease of real property of the character set forth on Schedule 3.9 or described in Section 3.9.2.

                    (xiv) made any changes in accounting principles or accounting practices.

                    3.8  Taxes.
                         -----

               (a) The following defined terms shall have the meanings set forth below:

                    (i)  "Tax" means any (and in the plural "Taxes" shall
                          ---
          mean all) income, gross receipts, license, payroll, employment, excise, manufacturing, severance, stamp, occupation, premium, windfall profits, environmental, customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, turnover, alternative or add-on minimum, estimated or other tax, duty, or other fiscal charge of any kind whatsoever (whether payable directly, or by way of withholding or on account, and including those paid or withheld in the capacity as withholding tax agent), including without limitation any interest, penalty, or addition thereto, whether disputed or not, imposed by any national or local taxing authority or other authority having jurisdiction to administer or enforce any of the foregoing.

                    (ii)  "Tax Return" means any return, declaration,
                           ----------
          report, claim for refund, or information return relating to Taxes, including without limitation any schedule or attachment thereto, and any amendment thereof.

               (b)  Except as set forth on Schedule 3.8:

                    (i) The Company and each of the Subsidiaries have filed or caused to be filed and, from the date hereof until the Closing Date, will file or cause to be filed all Tax Returns required to be filed by them in accordance with applicable laws on or before the date hereof or the Closing Date (as applicable) with respect to Taxes.

                    (ii) All Taxes which are shown on Tax Returns filed on or before the date hereof as due from or payable by the Company or the Subsidiaries have been paid in full or adequately disclosed and fully provided for in the DEA Financial Statements, and all Taxes which are shown on Tax Returns filed after the date hereof and on or before the Closing Date as due from or payable by the Company or the Subsidiaries will be paid in full or adequately disclosed and fully provided for in the Company's Closing Financial Statements.

                    (iii) There are no actions, suits, proceedings, examinations, audits, claims or assessments by any governmental authority now pending against the Company or the Subsidiaries in respect of Taxes or any Tax Return.

                    (iv) There are no outstanding agreements or waivers between the Company or any Subsidiary and any governmental authority extending the statute of limitations applicable to any Tax Return of the Company or any of the Subsidiaries for any period;

                    (v) The Company and the Subsidiaries have delivered to Brown & Sharpe correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies for the 1990, 1991 and 1992 tax years and shall deliver all income Tax Returns for subsequent periods that are filed on or before the Closing Date. No Tax deficiency (whether or not agreed to by the Company or the Subsidiaries) have been assessed against or proposed in writing to be assessed against the Company or any Subsidiary by any governmental authority except for Tax deficiencies that have been paid in full or adequately disclosed and fully provided for in the DEA Financial Statements. Prior to the Closing Finmeccanica will have placed in the possession of the Company all other tax returns of the Company and its Subsidiaries.

                    (vi) The Company and the Subsidiaries are not a party to any Tax sharing agreement. It is understood, however, that Istituto per la Ricostruzione Industriale - IRI S.P.A. files consolidated VAT returns for all its consolidated Italian subsidiaries (including the Company).

                    (vii) The Company and the Subsidiaries are not liable, by contract or as a matter of law, primarily or otherwise, for the payment of any Taxes for which another person is liable.

                    (viii) The Company has reported net operating losses as reflected in its Tax Returns filed for the 1988, 1989, 1990, 1991 and 1992 tax years and a cumulative net operating loss of
          23.5 Billion Lit. in its draft Tax Return for the 1993 tax year, a copy of which is furnished as Exhibit 3.8(viii). Finmeccanica makes no representation or warranty that the net operating losses of the Company and its Subsidiaries referred to above will be allowed as deduction by the Company or its Subsidiaries in tax periods ending after the Closing Date.

               3.9  Property.
                    --------

                    3.9.1  Title; Encumbrances.  Except as stated in
                           -------------------
               Schedule 3.9, each of the Company and its Subsidiaries (as indicated in Schedule 3.9) has good and marketable title to all real properties owned by it and to all material tangible personal property reflected in the June 30, 1993 and December 31, 1993 combined balance sheets included in the DEA Financial Statements or acquired after such dates (except to the extent of property disposed of since such dates in the ordinary course of business), and valid leasehold interests in all real properties leased by the Company or its Subsidiaries and all material tangible personal properties leased by the Company or its Subsidiaries, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections except (a) liens for current taxes not due and payable or the validity of which is being contested in good faith, (b) liens securing Indebtedness reflected on the December 31, 1993 balance sheet included in the DEA Financial Statements, which liens are listed on
               Schedule 3.9, (c) purchase money security interests and liens securing rental payments under leases incurred in the ordinary course of business, (d) liens arising by operation of law in favor of mechanics, materialmen and similar parties for work done to the extent that the obligation secured thereby is not at the time required to be paid and
               (e) other encumbrances on real property, such as ordinary utility easements, rights of way, zoning, building and use restrictions, that do not materially interfere with the existing use of such property in the conduct of the DEA Business or materially detract from the value of such property (the exceptions described in the foregoing clauses
               (a), (b), (c), (d) and (e) being referred to herein as "Permitted Encumbrances").

                    Neither the Company nor any Subsidiary has received any
               notice or has any knowledge of any violation of any zoning restrictions and ordinances, health and fire codes and ordinances, laws or regulations, affecting any such parcel in any material respect, and have no reason to believe that any authority contemplates issuing the same. Neither the Company nor any Subsidiary has received any notice of any condemnation or eminent domain proceeding for any taking of any such parcel, or any part thereof or of any negotiations for the purchase of any such parcel, or any part thereof in lieu of condemnation and, to the best of their knowledge, no condemnation or eminent domain proceedings or negotiations have been commenced or threatened in connection with any such property.

                    3.9.2  Leases.  Except as set forth on Schedule 3.9.2,
                           ------
               the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases of real and personal property to which they are parties (which in the case of personal property means any lease having an unexpired term of one or more years and remaining rental payments aggregating in excess of $10,000) and all such leases are valid and subsisting; the Company or its Subsidiaries, as the case may be, have paid all rent due and payable under all such leases, and there exists no material default on the part of the Company or its Subsidiaries, or, to the best of Finmeccanica's and the Company's knowledge, the lessors, existing thereunder.

                    3.9.3  Condition.  Except as set forth in
                           ---------
               Schedule 3.9.3, all structures and other improvements, including fixtures, located on the real property owned or leased by the Company or any of its Subsidiaries and all tangible personal property owned or leased by the Company or its Subsidiaries, which in each case are necessary for the conduct of the DEA Business as presently conducted, are in good operating condition in all material respects for property of its type and age, subject to ordinary wear and tear.

               3.10  Material Contracts.  Schedule 3.10 contains a complete
                     ------------------
          and correct list of all agreements, contracts and commitments of the following types, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of their property is bound as of the date hereof (collectively the "DEA Material Contracts"):

                    (a) notes, loans, credit agreements, overdraft facilities, mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit to the Company or its Subsidiaries or to any guarantee by the Company or its Subsidiaries of any obligations of a third party;

                    (b) consulting or professional services agreements, or employment agreements;

                    (c) all distribution, agency, commission or sales representative agreements;

                    (d) agreements, orders, or commitments for the purchase of raw materials exceeding $75,000 in any case or for the purchase of supplies or finished products exceeding $75,000 in any case or;

                    (e) agreements, orders or commitments for the sale or lease to customers of products or services exceeding $200,000 in any case (or $100,000, if such agreements, orders or commitments for sale or lease involve a warranty or performance representation, terms or acceptance criteria imposed by the purchaser which are different from the standard warranty and terms and conditions of sale terms disclosed in or scheduled pursuant to Section 3.22);

                    (f) all licenses by or to the Company or its Subsidiaries (other than solely intercompany licenses between the Company and any of the Subsidiaries) of any Intellectual Property (as defined in Section 3.12) to or from any affiliated or unaffiliated third party (excluding any end-user licenses available through normal commercial channels), including all licenses from third parties relating to Software Programs and Technical Documentation (as such terms are defined in Section 3.12);

                    (g) agreements or commitments for capital expenditures in excess of $100,000 for any single project or series of related projects; and

                    (h) other agreements or obligations material to the Company and its Subsidiaries involving payments, receipts, assets or obligations of more than $100,000.

               The Company has delivered or made available to Brown & Sharpe complete and correct copies of all written Material Contracts and accurate summaries of all oral Material Contracts. Except as disclosed in Schedule 3.10, all such Material Contracts are in full force and effect. Except as set forth on Schedule 3.10, neither the Company nor any of its Subsidiaries have any outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

               3.11  Accounts Receivable; Inventories.  (a) The accounts
                     --------------------------------
          receivable of the Company and its Subsidiaries reflected on the combined balance sheets of the DEA Companies as at June 30, 1993 and December 31, 1993 contained in the DEA Financial Statements (except those collected since such date) and such additional accounts receivable as are reflected on the books of the Company and its Subsidiaries on the date hereof, net of applicable reserves as shown on such June 30, 1993 and December 31, 1993 balance sheets or applicable reserves on the additional accounts receivable subsequent to December 31, 1993, (which reserves have been determined in accordance with the general accounting methodology with respect to reserves against accounts receivable and with respect to credit policies relating to receivables utilized by the Company and its Subsidiaries and furnished to Brown & Sharpe pursuant to Section 1.4(b) above) and arose out of bona fide sales and deliveries of goods or the performance of services in the ordinary course of the DEA Business in accordance with past practice.

               (b) The inventories reflected on such combined balance sheet as at December 31, 1993 and held by the Company and its Subsidiaries on the date hereof are in good, usable or saleable condition and, except as indicated in the report of RE&Y accompanying the DEA Financial Statements for the periods ended December 31, 1993 and 1992, have been reflected on such balance sheet in accordance with Italian GAAP or, in the absence thereof, IASC GAAP consistently applied. The reserves with respect to obsolete, slow moving or discontinued items and the accounting for inventory is in accordance with the general accounting policy and methodology with respect to inventory utilized by the Company and its Subsidiaries and furnished to Brown & Sharpe pursuant to
          Section 1.4(b) above, except as indicated in the report of RE&Y accompanying the DEA Financial Statements for the periods ended December 31, 1993 and 1992.

               To the best knowledge of Finmeccanica and the Company, except as disclosed on Schedule 3.11(b), none of the DEA Companies holds any goods on consignment from third parties. Except as disclosed on Schedule 3.11(b), no third party (including Finmeccanica or any of its affiliates) holds any goods on consignment from the DEA Companies or has purchased goods from the DEA Companies on a "sale on approval" basis or with a right of return (other than pursuant to an express warranty as disclosed in Schedule 3.22D).

               3.12  Intellectual Property.  (a)  For purposes of this
                     ---------------------
          Section 3.12, the term "Intellectual Property" shall mean all patents and patent applications, registered or unregistered trademarks, copyrights, service marks, applications for registration thereof, trade names, inventions, processes, designs and design rights, formulas, trade secrets, know-how, software and computer programs, including all software or program logic burned into a chip ("Firmware") and other items of intellectual property and propriety rights.

               (b) The Company and the Subsidiaries own all rights to the name "DEA" and the other names listed on Schedule 3.12 for all products, and no other person has acquired or owns any rights thereto. Schedule 3.12 also contains a complete and correct list of all patents, patent applications, registered or unregistered trademarks, tradenames or servicemarks, registered trademarks, tradenames or servicemarks applications, and all copyrights or copyright applications (which copyrights are listed by general category only), which are, in the case of each item on said lists, owned by the Company and the Subsidiaries or in which the Company or its Subsidiaries has any rights or licenses. Schedule
          3.12 also sets forth the principal products (or features such as controls) which utilize or are covered by the software programs and Firmware which the DEA Companies own or have the right to use.

               The Company and its Subsidiaries own, or possess adequate rights to use, all Intellectual Property necessary for the conduct of the DEA Business as presently conducted and as conducted since June 30, 1993.

               Except as set forth on Schedule 3.12, neither the Company nor any of its Subsidiaries has any obligation to make payments of royalties or other amounts or transfer any interest in such Intellectual Property to any third party, including Finmeccanica and its other affiliates.

               (c) For the purposes of this Section 3.12(c), the term "Technical Documentation" shall mean flow charts, diagrams, descriptive texts and programs, computer print-outs, underlying tapes, source codes and computer data bases, mechanical designs, parts manufacturing and assembly processes and similar items owned by the Company and the Subsidiaries or in which the Company or the Subsidiaries has any right or interest with respect to the software programs and Firmware.

               To the best knowledge of Finmeccanica, the Technical Documentation, including that relating to the Firmware and the software programs (except with respect to any third party software programs which include only the materials and Technical Documentation actually delivered to the Company and the Subsidiaries by the third party under any third party software contract) includes the source code, system documentation, statements of principles of operation, and schematics for all software programs and Firmware used in the conduct of the DEA Business. Except with respect to third party software programs, the Technical Documentation also includes any program (including compilers), "workbenches", tools and higher level (or "proprietary") language used for the development, maintenance, and implementation of the software programs and Firmware.

               (d) To the best knowledge of Finmeccanica and the Company, the Company and the Subsidiaries have obtained all necessary rights and licenses to use, copy and distribute as part of the software programs or Firmware used in the DEA business the third-party programming and materials contained in the software programs and Technical Documentation. The Company has exercised reasonable efforts to maintain the source codes and system documentation relating to the software programs. The software programs and Firmware have been maintained in confidence, except for end-user licenses solely for use in connection with products of the Company and the Subsidiaries purchased by such end-users. The Company and the Subsidiaries have not received or have knowledge of any claims from any person or entity that the use of the Intellectual Property by the Company and the Subsidiaries infringes or conflicts with any intellectual property right or other proprietary right of any person or entity.

               (e) Except as indicated in Schedule 3.12, to the best knowledge of Finmeccanica and the Company, the Company and the Subsidiaries have not granted, transferred or assigned, or acquiesced in or permitted use without a license of, any right or interest in the Intellectual Property to any person or entity, except pursuant to non-exclusive end-user license agreements for internal purposes only.

               3.13  Insurance.  The Company and its Subsidiaries have
                     ---------
          maintained and now maintain, as the case may be, (i) insurance on the DEA Business covering property damage and loss of income by fire and other casualty to the limits and with the deductibles shown on Schedule 3.13 and (ii) insurance protection against such liabilities, claims and risks including product liability, and in such amounts, as is shown on such Schedule. The Company will, upon request, deliver to Brown & Sharpe complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, all premiums due thereon have been paid, and the Company and its Subsidiaries have complied in all material respects with the provisions of such policies and have not received notice of any material increase in insurance premiums payable.

               3.14  Litigation.  (a)  Except for the matters described in
                     ----------
          Schedules 3.8, 3.14 and 3.19.1 and claims fully covered by insurance policies of the Company and its Subsidiaries, there are no judicial or administrative actions, suits, proceedings or arbitrations or investigations (domestic or foreign) pending or, to the best knowledge of Finmeccanica or the Company, threatened (for an amount in excess of $100,000 in the case of threatened matters) against the Company or any of its Subsidiaries or their respective assets, including the DEA Shares, or which were pending or threatened at any time since January 1, 1991. Finmeccanica has heretofore furnished or made available to Brown & Sharpe, if so requested by Brown & Sharpe, true and complete copies of all relevant court papers, proceeding administrative request, and other documents relating to the matters specifically set forth on Schedules 3.8, 3.14 and 3.19.1. Grievance matters if less than $15,000 or, in the aggregate $50,000, are excluded from this Section 3.14.

               (b) Except as listed on Schedule 3.14, there are no machines, products, systems or equipment sold by the Company or any of its Subsidiaries as to which, to the best knowledge of Finmeccanica, there is pending a written dispute with a customer for an amount in excess of $100,000 as to the performance or functionality of the items sold to such customer (and all such disputes where the Company or a Subsidiary has received a letter from legal counsel for such customer have been reflected in the reserve to the accounts receivable on the December 31, 1993 combined balance sheet included in the DEA Financial Statements or reserved against in the case of any such disputes occurring after December 31, 1993 to the extent required in each case to be so reserved against under applicable Italian GAAP or in the absence thereof IASC GAAP and the reserves policies furnished to Brown & Sharpe under Section 1.4(c)).

               3.15  Compliance with Laws; Governmental Authorizations.
                     -------------------------------------------------
          Except for matters described in Schedule 3.15 and excluding environmental matters that are encompassed by Section 3.16 below and all matters encompassed by Section 3.19 below, the Company and its Subsidiaries are not in violation of or default in any material respect under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval including without limitation any laws, rules or regulations of the European Union ("EU Law") applicable to the Company or its Subsidiaries or to any of their assets, properties, products or services. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the DEA Business have been duly obtained and are in full force and effect, except where the failure to obtain or maintain in effect any of the foregoing would not have a material adverse effect on any plants or facilities of the Company or any Subsidiary or on the business of the Company or any Subsidiary, and there are no proceedings pending or, to Finmeccanica's knowledge threatened that may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

               3.16  Environmental Matters.  Schedule 3.16 is a true and
                     ---------------------
          complete list of all known conditions or states of fact existing on the date hereof and as of the Closing Date based on or resulting from the presence in or discharge, spill, disposal, emission, generation, storage or release of any chemical, pollutant, contaminant, waste, toxic or hazardous substance or petroleum product into the environment caused by any of the DEA Companies at any location owned or leased, currently or in the past, by the Company or any of its Subsidiaries, which constitutes a violation of or requires remediation under any Health and Environmental Laws.

               "Health and Environmental Laws" means any decree, order (including any administrative act issued by any authority requiring compliance with applicable laws, statutes, rules and regulations before the issue of a formal order) or arbitration award of, any EU Regulation and Decision (as defined below) or any law, statute, or binding decision or regulation of or any agreement with, or any license, authorization or permit from, any EU Institution, national, regional or local governmental authority or court relating to occupational and public health and safety (including fire prevention), or the environment in effect as of the date hereof and the Closing Date (including, without limitation, national, regional and local laws, statutes, rules and regulations relating to environmental matters and contamination of any type whatsoever).

               "EU Institution" shall mean the EU Council, the European Commission and the European Court of Justice.

               "EU Regulations and Decisions" means all applicable regulations and decisions adopted by the EU Council (or the former Council of the European Community) or the European Commission (or the former Commission of the European Community).

                    3.16.1 Except as disclosed on Schedule 3.16, the Company and its Subsidiaries are in compliance in all material respects with all applicable Health and Environmental Laws with respect to the use, transport, import, export, temporary or final storage, recycling or disposal of any waste, chemical substance or mixture, pollutant, including without limitation, any contaminant, irritant, or pollutant or other hazardous or toxic substance ("Hazardous Materials") which are identified as such in any jurisdiction in which the Company or its Subsidiaries either owns or leases real property or conducts its business.

                    3.16.2 Except as disclosed on Schedule 3.16, (i) neither the Company nor any of its Subsidiaries has received notice from any governmental authority (or has knowledge that any governmental authority may give notice) that it is in violation of any applicable Health and Environmental Laws with respect to the use, transport, import, export, temporary or final storage, recycling or disposal of any such Hazardous Materials; (ii) the Company and its Subsidiaries have obtained and have complied with all financial or other conditions contained in all necessary permits, licenses, authorizations and consents for the use, transport, import, export, temporary or final storage, recycling and disposal of all Hazardous Materials used in the conduct of the DEA Business except for those permits, licenses or authorizations the failure to obtain which would not have a Material Adverse Effect on the DEA Business; and
               (iii) to the knowledge of Finmeccanica, there have been no direct or indirect discharges, spills, leaks or releases, whether accidental or voluntary, of any Hazardous Materials caused by any of the DEA Companies on any real property (a) now leased or previously leased or (b) now owned or previously owned by the Company or any of its Subsidiaries, which in any case constitutes a violation of or requires remediation under any Health and Environmental Law.

               3.17  Brokers, Finders, etc.  Neither Finmeccanica, the
                     ---------------------
          Company or any of its Subsidiaries has retained any financial advisor, broker, agent or finder or paid or agreed to pay for any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, or any transaction of like character that would be required to be paid by Finmeccanica, the Company, any of its Subsidiaries or Brown & Sharpe.

               3.18  Directors, Officers and Employees; Compensation.  The
                     -----------------------------------------------
          Company has delivered to Brown & Sharpe a true and complete list of directors and officers of the Company and its Subsidiaries and of all employees and consultants of the Company and its Subsidiaries whose current total compensation was for the calendar year ended 1993 at an annual rate in excess of $50,000 (or the equivalent amount in foreign currency), which list states the annual rate of compensation of, and the positions held by, the persons listed.

               3.19  Labor and Employment; ERISA.
                     ---------------------------

                    3.19.1  Except as set forth on Schedule 3.19.1:

                    (a) each of the Company and its Subsidiaries is in compliance in all material respects with all applicable EU Regulations and Decisions, national and state or local laws, rules and regulations with respect to its employees and employment practices, and terms and conditions of employment, including without limitation any provisions thereof relating to wages, bonuses, hours of work and social security pensions and other mandatory contributions, medical laws and safety insurance laws and regulations (including [INPS, INAIL] and other similar authorities as well as other funds, entities or agencies, as provided for by the applicable national collective bargaining agreements);

                    (b) there is not pending or, to the best knowledge of Finmeccanica, threatened, and there has not occurred since January 1, 1991, any material trade union or collective labor-related disputes or strikes involving the Company or any of its Subsidiaries;

                    (c) there are no grievance or arbitration proceedings arising out of or under any national collective bargaining agreement pending or, to the best knowledge of Finmeccanica, threatened, and no claim therefor has been asserted against the Company, in each case for an amount in excess of $15,000 or in the aggregate $50,000;

                    (d) all pension plans and severance funds required by law to be funded by the Company or any Subsidiary are funded in accordance with applicable laws, regulations or statutes;

                      (e) there are no material written agreements or understandings with any unions or shop committees (in regard to employees outside the United States), except under the provisions of the applicable national collective bargaining agreements;

                    (f) except where required by law, there are no employment agreements (other than those the terms of which are solely prescribed by laws, regulations and applicable national collective bargaining agreements) or agreements for provision of services or consultancy of whatever nature, which (A) are not terminable by the Company or its Subsidiaries on 90 or fewer days notice at any time without penalty, (B) have a remaining term, as of the date hereof, of more than one year in length of obligation on the part of the Company or its Subsidiaries or (C) involve payment by the Company and its Subsidiaries, subsequent to the date hereof, of more than US $50,000;

                    (g) there are no employment agreements whatsoever that may be terminated solely as a result of a change of control of the Company or any of its Subsidiaries, other than for as provided for by any applicable national collective bargaining agreements.

                    3.19.2  Schedule of Employee Benefit Plans.
                            ----------------------------------

                    (a) Schedule 3.19.2 contains a true and complete list, as of the date of this Agreement, of all profit sharing, deferred compensation, severance pay, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, change-in-control, welfare or incentive plans, contracts, arrangements, policies, programs or practices, vacation pay (or so-called "thirteen months' pay") or other plans, policies or agreements for the benefit of employees whether or not subject to the US Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) maintained or contributed to by the Company and its Subsidiaries (other than government plans) and in which any one or more of the employees (including former employees and beneficiaries of employees or former employees) of the Company and its Subsidiaries participates or is eligible to participate, whether or not reduced to writing, including, without limitation, a complete list of all plans, agreements, arrangements, policies, programs or practices which constitute "fringe benefits" with respect to any of the employees of the Company and its Subsidiaries, vacation plans or programs, sick leave plans or programs, group medical insurance, group life insurance, medical reimbursement, disability insurance, workmen's compensation, supplemental unemployment benefits, other insurance coverage relating to employees (including any self-insured arrangements) and related benefits, any employee benefit plan (as defined in Section 3(3) of ERISA), maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or is required to make contributions, or to which the Company or any of its Subsidiaries is a party or by which it is bound, except any such plan, contract, arrangement, policy, program or practice which the Company or any of its Subsidiaries is required by law to maintain or to which the Company or any of its Subsidiaries is required by law to contribute (collectively, the "Plans"). True, current and complete copies of such Plans, all amendments and written interpretations with respect thereto, if any, and to the extent applicable, copies of the most recent of the following have been furnished to Brown & Sharpe: (i) determination letter of the Internal Revenue Service and any outstanding request for a determination letter; (ii) Form 5500, attached schedules, audited financial statements, and any related actuarial valuation reports with respect to the last three plan years for each Plan; and (iii) any summary plan description.

                    (b) Each Plan and each trust or funding vehicle related to such Plan has been administered and operated in all material respects in compliance with its terms and with all applicable statutes, orders, rules and regulations, including where applicable, ERISA and the US Internal Revenue Code of 1986, as amended ("Code"), including, but not limited to, the preparation and filing of all required reports and returns with respect to such Plan, the submission of such reports or returns to the appropriate governmental authorities, the timing, preparation and distribution of all required employee communications (including without limitation any notice of plan amendments which is required prior to the effectiveness of such amendments), and the proper and timely disposition of all benefit claims. Each Plan which is intended to be a "qualified plan" as described in Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify (or a timely application for such determination has been or is intended to be submitted to the Internal Revenue Service), and neither the Company nor any Subsidiary knows of any fact or facts which might adversely affect such qualification. Neither the Company nor any Subsidiary sponsors or contributes to any Plan subject to the funding requirements of Section 412 of the Code.

                    (c) With respect to all Plans and related trusts, no "prohibited transaction," as that term is defined in Section 406 of ERISA, has occurred which is likely to subject any Plan, related trust or party dealing with any such Plan or related trust to any material tax or penalty on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code and the consummation of the transactions contemplated hereby will not constitute such a prohibited transaction. There are no actions, suits, arbitrations or claims with respect to a Plan (other than routine claims for benefits by employees, beneficiaries or dependents arising in the normal course of operations of such Plan) pending, or to the best knowledge of Finmeccanica, threatened, with respect to any such Plan or any fiduciary or sponsor of such Plan with respect to their duties under such Plan or the assets of any trust under any such Plan.

                    (d) Other than the TFR Liabilities reflected on the December 31, 1993 balance sheet included in the DEA Financial Statements, there are no unfunded obligations under any Plan providing pension or post-retirement welfare benefits to any employee of the Company or any Subsidiary who will be employed by Brown & Sharpe after the Closing Date (other than continuation of health coverage as provided pursuant to Sections 601 through 608 of ERISA, Sections 104, 105, 106, and 4980B of the Code).

               3.20  Investment Representation.  Neither Finmeccanica nor
                     -------------------------
          any of its affiliates owns beneficially or of record any of the capital stock of Brown & Sharpe. Finmeccanica is acquiring the Brown & Sharpe Purchase Price Shares and the Contingent Stock for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act of 1933, as amended (the "Securities Act") or applicable state "blue sky" or securities laws or would otherwise violate the Securities Act of 1933 or such state securities laws.

               3.21  Government Grants.  Attached as Schedule 3.21 is a
                     -----------------
          true and correct list of grants from governmental bodies to the Company and its Subsidiaries as reflected on the combined balance sheet at December 31, 1993 included in the DEA Financial Statements. Except as set forth in Schedule 3.21, the funds represented by such grants have been disbursed by the relevant governmental bodies and received by the relevant DEA Companies, and no DEA Company which is a recipient of any such grant is in default of any of the terms and conditions specified in the governmental authorization of such grant.

               3.22  Customers, Suppliers, Product Warranties, Defects in
                     ----------------------------------------------------
          Products.  Schedule 3.22A contains a correct and complete list of
          --------
          all orders for unshipped goods involving a sales price of $95,000 or more for non-standard and $150,000 or more for standard machines, products or equipment. To the best of the knowledge of the Company and the Subsidiaries, all such orders are written orders signed by the customer, with a delivery date as set forth on Schedule 3.22A and such orders do not require any reserves to be established under Italian GAAP or, in the absence thereof, IASC GAAP or under the past practices of the Company and the Subsidiaries. Schedule 3.22A also includes a current and complete list of all sales transactions involving a sales price of $95,000 or more for non-standard and $150,000 for standard machines, products or equipment pursuant to which the goods have been shipped and the revenue therefrom recognized in full but as to which (i) the Company or a Subsidiary has an obligation to perform services (excluding warranty services) or additional work (such as for example software programming) at no additional charge in addition to the sales price and (ii) the gross margin recognized in the transaction is less than the cost of performing the service or other work (other than warranty work) that is contractually to be performed by the Company or the Subsidiary.

               Schedule 3.22B is a list by country of the top 20 customers of the Company and its Subsidiaries, having the largest aggregate monetary purchases from the Company and the Subsidiaries for each of the years 1993, 1992 and 1991, with notation of the aggregate dollar purchases, and a list of the top 10 suppliers to the Company for each of the years 1993, 1992 and 1991.

               The estimated costs of warranty work and "out-of-warranty" work (less any payments received therefor) for machines sold by the Company and the Subsidiaries in each of 1993, 1992 and 1991 are set forth on Schedule 3.22C. It is expressly acknowledged and agreed by Brown & Sharpe that inasmuch as the DEA Companies do not charge warranty costs to a separate account in the ordinary course of business, actual historical warranty cost data are not available, and that the figures stated in the foregoing sentence are solely estimates provided in good faith for informational purposes. Unless such information has not been provided in good faith, Finmeccanica shall not be liable for any failure to disclose, or inaccurate disclosure of, the actual warranty cost of the DEA Companies in respect of the machines described in the foregoing sentence. Schedule 3.22D sets forth a correct and complete list of machines sold for $95,000 or more (for standard machines) and $150,000 or more (for nonstandard machines) under warranty as of the date hereof for which the Company has provided special or non-standard warranty provisions. Attached as Schedule 3.22E are the standard warranty provisions relating to CMMs and spare parts therefor produced and sold as part of the DEA Business since January 1, 1993.

               3.23  No Illegal Payments, etc.  Neither Finmeccanica, the
                     ------------------------
          Company or any of its Subsidiaries, nor, to the knowledge of Finmeccanica or the Company, any of their respective officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which would subject the Company, any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or will have, individually or in the aggregate, a material adverse effect on the Company or any Subsidiary or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

               3.24  Financial Statements and Other Information for
                     ----------------------------------------------
          Inclusion in the Brown & Sharpe Proxy Statement.  Finmeccanica
          -----------------------------------------------
          has heretofore delivered to Brown & Sharpe for inclusion in the Brown & Sharpe Proxy Statement and the Brown & Sharpe Registration Statement (each as defined in Section 22) (i) consolidated financial statements (expressed in U.S. dollars) consisting of balance sheets, income statements, statements of cash flow and the footnotes relating thereto for the Company and the Subsidiaries and including the operations of the metrology business units in the United States, France and England (to the extent not included in the above referred entities as at the end of and for each of the years ended December 31, 1993, 1992 and 1991, and at March 31, 1994 and for the three months then ended (which statements are audited in the case of the years ended December 31, 1993, 1992 and 1991 and unaudited in the case of the three months ended March 31, 1994) in each case in accordance with U.S. GAAP and in compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the Securities Exchange Commission (the "Commission Rules") applicable to financial statements prepared for inclusion in proxy statements and registration statements, in each case reported on and certified by the unqualified opinion of RE&Y with respect to years ending December, 1992 and 1993 and of Coopers & Lybrand with respect to years ending 1990 and 1991, together with the text of Management's Discussion and Analysis of Financial Condition and Results of Operations ("Management's Discussion and Analysis") for the year ended December 31, 1993 and the three months ended March 31, 1994 and (ii) a description of the business of the entities included in the consolidated financial statements referred to above complying with the requirements, in each case, of the Securities Act and the Exchange Act and the Commission Rules applicable to such information. All of the financial statements referred to in this Section 3.24 are true and complete in all material respects and the Management's Discussion and Analysis referred to above and the description of the business does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               3.25  Disclosure.  Neither this Agreement (including without
                     ----------
          limitation the Schedules hereto), nor the DEA Financial Statements, nor the information and financial statements furnished to Brown & Sharpe and referred to in Section 3.24 furnished for the Brown & Sharpe Proxy Statement and for the Brown & Sharpe Registration Statement, nor any other document, certificate, financial statement or other instrument furnished or to be furnished by or on behalf of Finmeccanica, contains or will contain any untrue statement of a material fact, nor, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          4.  Representations and Warranties by Brown & Sharpe.  Brown &
              ------------------------------------------------
          Sharpe represents and warrants to Finmeccanica as follows:

               4.1  Corporate Status.  Brown & Sharpe is a corporation duly
                    ----------------
          organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Brown & Sharpe is qualified to do business in each jurisdiction in which such qualification is required and where the failure to do so would have a Material Adverse Effect (as defined in Section 4.6).

               4.2  Authority for Agreement.  Brown & Sharpe has all
                    -----------------------
          necessary corporate power to execute and deliver this Agreement and the Stockholders Agreement and to carry out its obligations hereunder and thereunder and to cause any of its subsidiaries to carry out any of its obligations. The execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary actions on behalf of Brown & Sharpe on the date hereof, except for the approval of its stockholders as contemplated by Section 10.6. Upon obtaining of such approval by stockholders of Brown & Sharpe, this Agreement and the Stockholders Agreement constitute the valid and legally binding obligations of Brown & Sharpe and are enforceable against Brown & Sharpe in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors and to general equity principles; and the execution and delivery of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under, any provision of the charter or by-laws of Brown & Sharpe or any mortgage, loan indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Brown & Sharpe, any of its subsidiaries or any of their respective properties or assets. Except as set forth in Schedule 4.2, such execution, delivery and consummation will not accelerate the maturity of or otherwise modify in any material respect the terms of any indebtedness of Brown & Sharpe or any of its subsidiaries, or result in the creation of any Encumbrance upon any of the properties or assets of Brown & Sharpe or any of its subsidiaries. There are no agreements by which Brown & Sharpe or any of its subsidiaries is bound which restrict the ability of Brown & Sharpe to carry on the B&S Business anywhere in the world. Except as set forth on Schedule 4.2 and subject to such filings as may be required by the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and thereby by Brown & Sharpe.

               4.3  Capitalization; Authorization of Brown & Sharpe
                    -----------------------------------------------
          Purchase Price Shares and Brown & Sharpe Purchase Price Shares
          --------------------------------------------------------------
          Right.  Brown & Sharpe's authorized capital stock consists of
          -----
          15,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock and 1,000,000 shares of Preferred Stock. On March 4, 1994 there were issued and outstanding 4,468,138 shares of Class A Common Stock, 545,693 shares of Class B Common Stock and no shares of Preferred Stock. On March 24, 1994, a total of 175,000 shares of Class A Common Stock were issued to Diehl GmbH & Co. ("Diehl") in connection with the acquisition by Brown & Sharpe from Diehl of the share capital of Ets. Pierre Roch S.A. and Mauser Prazisions - Messmittel GmbH (the "Roch Group"), of which 140,350 shares of Class A Common Stock were issued to Diehl for cash and 34,650 shares were issued to Diehl in consideration for the transfer of the Roch Group to Brown & Sharpe International Capital Corporation, a wholly-owned subsidiary of Brown & Sharpe and an additional 25,000 shares of Class A Common Stock have been reserved for issuance to Diehl pursuant to purchase price adjustments. In connection with the acquisition of the Roch Group, Diehl also received a non-assignable contingent right to receive an additional 50,000 shares of Class A Common Stock of Brown & Sharpe.

               As of March 24, 1994, the Company had reserved for issuance 609,523 shares of Class A Common Stock issuable on conversion of the 9 1/4% Convertible Debentures Due December 15, 2005 outstanding in principal amount of $16,000,000, and shares of Class A Common Stock, not exceeding 800,000 shares in the aggregate, issuable pursuant to the Amended Profit Incentive Plan, the amended 1973 Stock Option Plan, the Restated Employee Stock Ownership and Profit Participation Plan, the Savings and Retirement Plan and the 1989 Equity Incentive Plan. Upon obtaining approval by the Stockholders of Brown & Sharpe, the Brown & Sharpe Purchase Price Shares to be issued in connection with the transactions contemplated hereby will have been duly authorized and, when issued under this Agreement shall be validly issued, fully paid and non-assessable. Brown & Sharpe has reserved a sufficient number of Class A Common Stock for issuance pursuant to the Post-Closing Price Adjustment provided for in
          Section 1.4 hereof. The Brown & Sharpe Purchase Price Shares will be duly authorized for listing on the New York Stock Exchange upon the required approval by stockholders of Brown & Sharpe of the issue thereof pursuant to this Agreement. There are no preemptive rights on the part of any holder of any class of securities of Brown & Sharpe. There are no options, warrants, conversion or other rights, agreements, or commitments of any kind obligating Brown & Sharpe, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares except as set forth above, and no authorization therefor has been given, except for not exceeding 100,000 shares of Class A Common Stock which may be issued in connection with potential acquisitions. All outstanding shares of Brown & Sharpe's Class A Common Stock and Class B Common Stock and any outstanding options, warrants or other rights to purchase shares of Brown & Sharpe's capital stock and any shares of Brown & Sharpe's stock issuable upon exercise, conversion or exchange thereof, have been issued or granted in compliance with the registration or qualification provisions of the Securities Act and any applicable state securities laws, or pursuant to valid exemptions therefrom. Brown & Sharpe is not a party or subject to any agreement or understanding and, to the best of its knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Brown & Sharpe. Except for agreements relating to shares of Class A common stock held by members of the Mercer family and by Diehl GmbH & Co., which together do not exceed in the aggregate 300,000 shares (exclusive of 50,000 contingent shares which Diehl GmbH has a right to acquire), Brown & Sharpe is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued. To the extent Brown & Sharpe is under any obligation to register any of its securities, such obligations do not violate, limit or impede the rights granted to Finmeccanica under the Stockholders Agreement.

               Brown & Sharpe has heretofore delivered a true and complete copy of its Certificate of Incorporation, as amended, setting forth the rights and privileges associated with the classes of its capital stock. A correct list as of March 4, 1994 of beneficial owners of 5% or more of the capital stock of Brown & Sharpe is contained in the Brown & Sharpe Proxy Statement delivered to its securities holders for the 1994 Annual Meeting on April 29, 1994.

               4.4  Subsidiaries.  Except as set forth on Schedule 4.4,
                    ------------
          there are no corporations, associations, partnerships or other entities or business enterprises in which Brown & Sharpe, directly or indirectly, has any investment or owns any shares of capital stock or any other record or beneficiary equity or other ownership or control interest (except such investments or interests which as of December 25, 1993 had a book value as reflected in the Brown & Sharpe Financial Statements (as defined in Section 4.5) of less than $250,000) which are set forth in a letter of even date from Brown & Sharpe to Finmeccanica. Except as set forth on Schedule 4.4, Brown & Sharpe owns or is sole beneficiary of all of the issued and outstanding stock options, warrants, rights or commitments, relating to the issuance of any shares of capital stock or equity interests of its subsidiaries. Brown & Sharpe and its subsidiaries have no commitment to contribute to the capital of, make loans to or share the losses of any enterprise.

               Each of Brown & Sharpe's subsidiaries is a duly organized, validly existing corporation in good standing under the laws of its jurisdiction of organization, and has all necessary power and authority (corporate or otherwise) to carry on its business as presently conducted and as proposed to be conducted.

               4.5  Financial Statements.  Attached hereto as Schedule 4.5
                    --------------------
          are copies of the audited consolidated balance sheets of Brown & Sharpe and its subsidiaries at and for the years ending December 25, 1993, December 26, 1992 and December 28, 1991 and the three months ending April 2, 1994 (unaudited) and related statements of operations, changes in shareholder equity and cash flows (together with the auditors' reports thereon) for each of the years in the three year period ended December 25, 1993 and for the three months ended April 2, 1994 (unaudited), together with the notes to such financial statements (all of such financial statements being herein referred to as the "Brown & Sharpe Financial Statements"). Such financial statements are true and complete in all material respects and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods indicated (except as otherwise indicated in the report of Coopers & Lybrand and except as indicated in the footnotes to the Financial Statements for the three months ended April 2, 1994), and fairly present the financial condition of the entities covered thereby, as of the dates thereof, and the results of their operations for the indicated periods subject, in the case of the unaudited statements, to normal and recurring year-end audit adjustments.

               4.6  Absence of Changes.  Except as set forth in the Brown &
                    ------------------
          Sharpe Report on Form 10-Q for the quarter ended April 2, 1994 and in Schedule 4.6 and other than liabilities which have arisen after December 25, 1993 in the ordinary course of business consistent with past practice, since December 25, 1993, (a) there has been no material adverse change in the condition, financial or otherwise (other than as a result of general external economic conditions affecting the metrology industry), properties, assets, liabilities, business or operations of Brown & Sharpe and its subsidiaries, considered as a whole (a "Material Adverse Effect") and (b) neither the Company nor any of it subsidiaries has:

                    (i) declared, set aside, made or paid any dividend or other distribution (other than intercompany dividends or distributions) in respect of its capital stock, or agreed to do any of the foregoing, or purchase or redeem or agreed to purchase or redeem, directly or indirectly, any shares of its capital stock;

                    (ii) issued or sold any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares; except for issuances or proposed
                                        ------
          issuances as referred to in Section 4.3;

                    (iii) incurred any indebtedness for purchase money or borrowed money other than in the ordinary course of business consistent with past practices, except that it is understood that Brown & Sharpe and its Subsidiaries may borrow additional amounts under the lines of credit and agreements described in its Annual Report on Form 10-K for the year ended December 25, 1993 (the "Annual Report") and that Brown & Sharpe may obtain a Rhode Island Plant mortgage which would be repaid following the Closing out of the proceeds of the funding referred to in Section 10.11;

                    (iv)  mortgaged, pledged, or subjected to any
          Encumbrance any of its properties or assets, tangible or intangible, except for loans under the lines of credit and agreements described in its Annual Report and Permitted
          Encumbrances; other than in connection with a Rhode Island Plant Mortgage referred to above;

                    (v) except in the ordinary course of business or in connection with the Roch Group acquisition or any pending acquisition by Brown & Sharpe the consideration for which consists of shares of its Class A Common Stock as contemplated by
          Section 4.3, acquired or disposed of any tangible assets or properties having a value in excess of $100,000 in any transaction with any other person;

                    (vi) forgiven or canceled any debts or claims, or waived any rights, except in the ordinary course of business and consistent with past practices;

                    (vii) with respect to any director, officer, employee or consultant whose annual compensation is, or was during the year ended December 25, 1993, in excess of the equivalent of $50,000, (A) granted to any such person any material increase in compensation in any form (including any material increase in scope of any benefits), other than annual salary increases consistent with prior practice, or increases upon promotions or bonuses under the President's Award Program and the Profit Incentive Plan or promotional increases in sales commissions, or
          (B) become subject to any request for severance or termination pay, or granted any severance or termination pay, or entered into any employment or severance agreement with any such person;

                    (viii) adopted, or amended in any material respect, any bonus, profit-sharing, compensation, stock option, pension, welfare, security, retirement, deferred compensation or other material plan, agreement, trust, fund or arrangement of Brown &

          Sharpe Manufacturing Company for the benefit of any employee or employees;

                    (ix) experienced any Material Adverse Effect in its relations with any of its suppliers or customers;

                    (x) except for the construction of the TML Building in England or as disclosed on Schedule 4.6, made any capital expenditures or commitment therefor in excess of $250,000;

                    (xi) incurred any liability (absolute, accrued or contingent) except current liabilities incurred, liabilities under contracts entered into, in each case incurred in the ordinary course of business, borrowings under short-term lines of credit, the borrowings referred to in clauses (iii) and (iv) above and liabilities in respect of letters of credit issued under credit facilities;

                    (xii) extended or modified in any material respect the terms or provisions of any lease of real property to the Company or any Subsidiary that is a Brown & Sharpe Material Contract (as defined in Section 4.12).

                    (xiii) made any change in accounting principles or practices, except for a shift to percentage of completion accounting for its Leitz subsidiary (Brown & Sharpe already being on percentage of completion accounting method).

               4.7  Taxes.
                    -----

               Except as set forth on Schedule 4.7:

                    (i) Brown & Sharpe and each of its Subsidiaries have filed or caused to be filed and, from the date hereof until the Closing Date, will file or cause to be filed all Tax Returns required to be filed by them on or before the date hereof or the Closing Date (as applicable) with respect to Taxes.

                    (ii) All Taxes which are shown on Tax Returns filed on or before the date hereof as due from or payable by Brown & Sharpe or its Subsidiaries have been paid in full or adequately disclosed and fully provided for in the Brown & Sharpe Financial Statements and all Taxes which are shown on Tax Returns filed after the date hereof and on or before the Closing Date due from or payable by Brown & Sharpe or its Subsidiaries will be paid in full or adequately disclosed and fully provided for in the Brown & Sharpe financial statements.

                    (iii) There are no actions, suits, proceedings, examinations, audits, claims or assessments by any governmental authority now pending against Brown & Sharpe or its subsidiaries in respect of Taxes or any Tax Return.

                    (iv) There are no outstanding agreements or waivers between Brown & Sharpe or any subsidiary and any governmental authority extending the statute of limitations applicable to any Tax Return of Brown & Sharpe or any of its subsidiaries for any period;

                    (v) No Tax deficiency (whether or not agreed to by Brown & Sharpe or its Subsidiaries) have been assessed against proposed in writing to be assessed against Brown & Sharpe or any subsidiary by any governmental authority except for Tax deficiencies that have been paid in full or adequately disclosed and fully provided for in the Brown & Sharpe Financial Statements.

                    (vi) Brown & Sharpe and its subsidiaries are not a party to any Tax sharing agreement.

                    (vii) Brown & Sharpe and its subsidiaries are not liable, by contract or as a matter of law, primarily or otherwise, for the payment of any Taxes for which another person is liable.

               4.8  Litigation.  Except for the matters described in
                    ----------
          Schedule 4.8 and claims fully covered by insurance policies of the Company and its subsidiaries, there are no judicial or administrative actions, suits, proceedings or arbitrations or investigations (domestic or foreign) pending or, to the best knowledge, of Brown & Sharpe, threatened (for an amount in excess of $100,000 in the case of threatened matters) against Brown & Sharpe or any of its subsidiaries. Brown & Sharpe has heretofore furnished or made available to Finmeccanica, if so requested by Finmeccanica, true and complete copies of all relevant court papers, proceedings, administrative requests, and other documents relating to the matters specifically set forth on Schedule 4.8.

               4.9  Filings Under the Securities Exchange Act of 1934.
                    -------------------------------------------------

               (a) The Brown & Sharpe Annual Report on Form 10-K for the year ended December 25, 1993, the Report on Form 10-Q for the first quarter of 1994 and the 1994 Annual Meeting Proxy Statement heretofore filed under the Exchange Act, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               (b) The Brown & Sharpe Proxy Statement to approve the issue of the Brown & Sharpe Purchase Price Shares and the Contingent Stock under this Agreement, when filed, will conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and, when it is filed, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, excluding from the provisions of this Section 4.9(b) the description of the DEA Business, the financial statements of the Company and the Subsidiaries, the related Management's Discussion and Analysis and financial and other data relating to the Company and the Subsidiaries contained therein.

               (c) The Brown & Sharpe Registration Statement, when filed, will conform in all material respects with the requirements of the Securities Act and the Commission Rules and, when it is declared effective in accordance with the Commission Rules, will not contain an untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, excluding from the provisions of this Section 4.9(c) the description of the business of the Company and the Subsidiaries (or information in respect thereof contained in a combined description of the business of Brown & Sharpe after giving effect to the transactions contemplated by this Agreement), the financial statements of the Company and the Subsidiaries, the related Management's Discussion and Analysis and financial and other data relating to the Company and the Subsidiaries contained therein.

               4.10  Brokers, Finders, etc.  Neither Brown & Sharpe nor any
                     ----------------------
          of its subsidiaries has retained any financial advisor, broker, agent or finder or paid or agreed to pay for any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby, or any transaction of like character that would be required to be paid by Brown & Sharpe, the Company, any of its Subsidiaries or Finmeccanica, except for the fees of Wertheim Schroder payable by Brown & Sharpe pursuant to the agreements between Brown & Sharpe and Wertheim Schroder.

               4.11  Disclosure.  This Agreement (including without
                     ----------
          limitation the Schedules hereto), the Brown & Sharpe Financial Statements, the information furnished by Brown & Sharpe for the Brown & Sharpe Proxy Statement, any other document, certificate, financial statement or other instrument furnished or to be furnished by or on behalf of Brown & Sharpe do not contain any untrue statement of a material fact, or, considered as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

               4.12 Contracts and Other Instruments
                    -------------------------------

               (a) The Brown & Sharpe Annual Report on Form 10-K for the year ended December 25, 1993 includes in Item 14 a list of all contracts, agreements and other instruments material to Brown & Sharpe ("B&S Material Contracts"), to the extent required to be so listed and filed as an exhibit by applicable rules under the Exchange Act and, except as specified therein, as of the date such Annual Report was filed pursuant to the Exchange Act, there is no other contract, agreement or other instrument that is material to the Brown & Sharpe Business, taken as a whole, which was required to be so filed.

               (b) Except as disclosed in Schedule 4.12, neither Brown & Sharpe nor, to Brown & Sharpe's best knowledge, any other party to any B&S Material Contract to which Brown & Sharpe is a party or which any of their assets or properties are bound is in breach of or default under or is claimed to be in breach of or default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a breach or default, except for such breaches and defaults which in the aggregate would not have a Material Adverse Effect on the B&S Business taken as a whole.

               (c) Except as set forth in Schedule 4.12, no consent of any party to any such contract, agreement or other instrument to which Brown & Sharpe is a party or by which any of their properties or assets are bound is required for any of the transactions contemplated by this Agreement except for such consents, the failure of which to obtain would not in the aggregate have a Material Adverse Effect on Brown & Sharpe.

               4.13      Compliance with Laws; Governmental Authorizations.
                         -------------------------------------------------
          Except for matters described in Schedule 4.13 or covered elsewhere in this Section 4, Brown & Sharpe and its subsidiaries are not in violation in any material respect of any governmental license or permit, statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval including without limitation any EU laws applicable to Brown & Sharpe or its subsidiaries or to any of their assets, properties, properties or businesses. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Brown & Sharpe and its subsidiaries as presently conducted have been duly obtained and are in full force and effect, except where the failure to obtain or maintain in effect any of the foregoing would not have a material adverse effect on the business of Brown & Sharpe or any subsidiary, and there are no proceedings pending or, to the Brown & Sharpe's best knowledge, threatened that may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

               4.14  Environmental Matters.  Schedule 4.14 is a true and
                     ---------------------
          complete list of all known conditions or states of fact existing on the date hereof and as of the Closing Date based on or resulting from the presence in or discharge, spill, disposal, emission, generation, storage or release of any chemical, pollutant, contaminant, waste, toxic or hazardous substance or petroleum product into the environment caused by any of Brown & Sharpe or any of its subsidiaries at any location owned or leased, currently or in the past, by Brown & Sharpe or any of its subsidiaries, which constitutes a violation of or requires remediation under any Health and Environmental Laws.

                    4.14.1 Except as disclosed on Schedule 4.14, Brown & Sharpe and its subsidiaries are in compliance in all material respects with all applicable Health and Environmental Laws with respect to the use, transport, import, export, temporary or final storage, recycling or disposal of any waste, chemical substance or mixture, pollutant, including without limitation, any contaminant, irritant, or pollutant or other hazardous or toxic substance ("Hazardous Materials") which are identified as such in any jurisdiction in which Brown & Sharpe or its subsidiaries either owns or leases real property or conducts its business.

                    4.14.2 Except as disclosed on Schedule 4.14, (i) neither Brown & Sharpe nor any of its subsidiaries has received notice from any governmental authority (or has knowledge that any governmental authority may give notice) that it is in violation of any applicable Health Environmental Laws with respect to the use, transport, import, export, temporary or final storage or disposal of any such Hazardous Materials; (ii) Brown & Sharpe and its subsidiaries have obtained and have complied with all financial or other conditions contained in all necessary permits, licenses, authorizations and consents for the use, transport, import, export, temporary or final storage, recycling and disposal of all Hazardous Materials used in the conduct of the Brown & Sharpe Business except for those permits, licenses or authorizations the failure to obtain which would not have a Material Adverse Effect on the Brown & Sharpe Business; and (iii) to Brown & Sharpe's knowledge, there have been no, direct or indirect, discharges, spills or leaks or releases, whether accidental or voluntary, of any Hazardous Materials caused by any of Brown & Sharpe or any of its subsidiaries on any real property (a) now leased or previously leased or (b) now owned or previously owned by Brown & Sharpe or any of its subsidiaries, which in any case constitutes a violation of or requires remediation under any Health and Environmental Law.

               4.15 Absence of Undisclosed Liabilities.  Except as set
                    ----------------------------------
          forth in Schedule 4.15 and other than liabilities which have arisen after December 25, 1993 in the ordinary course of business consistent with past practice (including those permitted by or scheduled pursuant to Section 4.6), neither Brown & Sharpe nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether absolute, contingent or otherwise which are required to be reflected or reserved against in, or otherwise provided for in the notes to, the Brown & Sharpe Financial Statements under U.S. GAAP and which are not so reflected or reserved against therein or in the notes thereto.

               4.16  Prohibited Foreign Trade Practices Act; Sensitive
                     -------------------------------------------------
          Payments.  To the best of Brown & Sharpe's knowledge, Brown &
          --------
          Sharpe and its subsidiaries are in compliance with the Prohibited Foreign Trade Practices Act with respect to the Brown & Sharpe Business, and have no "sensitive" receipts or disbursements, which are defined to mean the following types of transactions:
          (i) illegal receipts from or payments to governmental officials or employees; (ii) commercial bribes or kickbacks; (iii) amounts disbursed or received with an understanding that rebates or refunds will be made in contravention of the laws of any nation or other jurisdiction; (iv) illegal political contributions; or
          (v) payments of commitments, regardless of form, made with the knowledge or under circumstances that would indicate that all or part thereof is to be paid ultimately to or for the benefit of governmental officials or employees or as an influence payment or kickback.

          5.   Expenses.  Each of the parties hereto shall assume and bear
               --------
          all expenses, costs and fees (including any fees of investment banks, financial advisors, professional advisers and legal counsel) incurred or assumed by such party in the preparation and execution of this Agreement and compliance herewith, whether or not the transactions herein provided for shall be consummated, it being understood and agreed that Finmeccanica and not the Company shall assume and bear the reasonable legal, and other out-of-pocket expenses, costs and fees of the Company and the Subsidiaries in connection with the transactions hereby contemplated, except that the Company may pay for the audit fees of RE&Y in preparing the audited financial statements of the Company and the Subsidiaries, including the Closing Financial Statements; Brown & Sharpe, on the one hand, and Finmeccanica, on the other, shall indemnify and hold each other harmless from and against any and all liabilities and claims in respect of any such expenses, costs or fees or taxes which are the responsibility of or assumed by Brown & Sharpe, the Company and the Subsidiaries on the one hand and which are the responsibility of or assumed by Finmeccanica and their affiliates on the other hand. Notwithstanding the foregoing, all excise, documentary, transfer (including indirect transfer of stock of the Subsidiaries), value added taxes and like taxes, if any, or fees for the like payable in connection with the sale, transfer and delivery of the DEA

          Shares to Brown & Sharpe or its designees (including indirect transfer of DEA Subsidiary shares and transactions pursuant to the Post-Closing Purchase Price Adjustment provisions) shall be paid in the first instance by Brown & Sharpe and the total cost thereof shall be borne equally by the parties, except that in this connection it is agreed that any liability for registration taxes or issue taxes incurred by the Company in connection with the removal of "excess" Indebtedness of the Company in accordance with Section 6.4 and other applicable sections shall be paid by the Company and shall be the responsibility of Brown & Sharpe and shall not be reflected in the Pricing Adjusted Net Asset Value for purposes of determining the Post-Closing Purchase Price Adjustment.

          6.    Additional Covenants of the Parties.  The parties further
                -----------------------------------
          covenant and agree as follows:

               6.1  Conduct of Business.  From and after the date of this
                    -------------------
          Agreement and until the Closing Date, except as the other party shall otherwise specifically consent to in writing, each of the parties will conduct, or in the case of Finmeccanica, cause the Company and the Subsidiaries to conduct, their affairs so that they:

                    (a) carry on their respective businesses in, and only in, the usual, regular and ordinary course in substantially the same manner as conducted since January 1, 1994 and use reasonable efforts to preserve intact their respective present business organizations, to the extent reasonably possible keep available the services of present officers and employees, and preserve their respective relationships with customers, suppliers and others having business dealings with them;

                    (b) not sell or withdraw assets, including factoring of receivables, except for inventory in the ordinary course of business or disposals of assets which are replaced in the ordinary course.

                    (c) maintain all of the material structures, equipment and other tangible personal property used in the conduct of their respective businesses as conducted since January 1, 1993 in good repair, order and condition except for ordinary wear and tear;

                    (d) keep in full force and effect insurance comparable in amount and scope of coverage to the insurance now carried by them and, in the case of Finmeccanica, as disclosed on
               Schedule 3.13;

                    (e) perform in all material respects all obligations under all DEA Material Contracts and B&S Material Contracts, as the case may be;

                    (f) maintain their books of account and records in the usual, regular and ordinary manner;

                    (g) comply in all material respects with all applicable statutes, laws, ordinances, rules and regulations;

                    (h) not take or permit to be taken any action or incur any liability or obligation which if taken or incurred prior to the date hereof would have been required to be disclosed pursuant to any of the representations and warranties made by Finmeccanica or Brown & Sharpe, as the case may be;

                    (i) not issue any capital stock or other securities other than, in the case of Brown & Sharpe, as may be required pursuant to any of Brown & Sharpe's stock option or employee benefit plans described in Section 4.3 or from such reserves as are disclosed in Section 4.3 or not exceeding 100,000 shares of Class A Common Stock for purposes of future acquisitions; and

                    (j) maintain adequate reserves under the applicable accounting principles specified in Section 3.5 and the reserve policies provided to Brown & Sharpe and referred to in Section 1.4(b) or the applicable accounting principles specified in Section 4.5 for all Taxes and other governmental charges which have occurred during such period and for any disputes with customers.

               Notwithstanding the foregoing provisions of this Section 6.1, this Section 6.1 shall be subject to the over-riding provisions of Section 2.7 which provides, as set forth therein, that the business of the DEA Companies during the period after July 31, 1994 and prior to the completion of the Closing on the Closing Date shall be operated for the economic benefit of Brown & Sharpe. In addition, the factoring of a mutually agreed amount of receivables of the DEA Companies, as contemplated by Section 1.4(j) and Section 6.4, shall not constitute a violation of this
          Section 6.1.

               6.2  Governmental Filings.  (a) The parties shall fully
                    --------------------
          cooperate in making joint or separate filings to the German, Belgian, and Portuguese antitrust or competition authorities and in seeking any approvals which may be required from such authorities for the consummation of the transactions contemplated hereby. Each party shall be responsible for any inaccuracy or omission relating to information supplied by it and contained in such filings and further agrees to indemnify and hold harmless the other party for any damages, including without limitation, fines imposed by such authorities, arising from such inaccuracy or omission.

               (b) The parties acknowledge that the Closing may occur on a date which is more than one year after the expiration in August 1993 of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR") for completion of the transactions contemplated hereby and that it is a condition to each of Finmeccanica's and Brown & Sharpe's obligation to perform its agreements hereunder that the transactions either close prior to the expiration of said one year period or that the parties refile reports under the HSR Act and not complete the transactions hereby contemplated until after the expiration of the HSR waiting period following said 1994 HSR filings by the parties. Accordingly, each of the parties covenants and agrees to cooperate and use their best efforts to make all necessary filings and notifications under HSR permit the Closing.

               6.3  Shareholder Approval.  (a) Brown & Sharpe shall, as
                    --------------------
          soon as reasonably practicable after the date hereof, take all action necessary in accordance with the Exchange Act, the laws of the State of Delaware and Brown & Sharpe's Certificate of Incorporation and By-laws to give notice of and convene a special meeting (the "Meeting") of its shareholders to consider and vote upon the approval of the issuance of the Brown & Sharpe Purchase Price Shares in connection with the consummation of the transactions contemplated hereby and for such other purposes as may be necessary or desirable. The Board of Directors of Brown & Sharpe shall, consistent with their fiduciary obligations, recommend without qualification of any nature that Brown & Sharpe's shareholders vote to approve such issuance of the Brown & Sharpe Purchase Price Shares, and use its reasonable best efforts to solicit and secure from the shareholders of Brown & Sharpe such approval, which efforts may include, without limitation, causing Brown & Sharpe to solicit shareholder proxies therefor and to advise Finmeccanica upon its request from time to time as to the status of the shareholder vote then tabulated.

               (b) Promptly following the date of this Agreement, Brown & Sharpe shall prepare and file with the Securities and Exchange Commission under the Exchange Act and the Commission Rules a preliminary draft of the Brown & Sharpe Proxy Statement. The Company and Finmeccanica shall cooperate fully with Brown & Sharpe in the preparation and filing of the Brown & Sharpe Proxy Statement and any amendments and supplements thereto. So far as practicable in the judgment of Brown & Sharpe's counsel, the Brown & Sharpe Proxy Statement shall not be filed, and no amendment or supplement thereto shall be made by Brown & Sharpe, without Finmeccanica's (or its counsel's) prior approval which shall not be unreasonably delayed or withheld. Brown & Sharpe shall use its reasonable best efforts to have any review of the Brown & Sharpe Proxy Statement conducted by the Securities and Exchange Commission promptly. As soon as reasonably practicable following the date hereof, Brown & Sharpe shall cause to be mailed a definitive Brown & Sharpe Proxy Statement to its shareholders entitled to vote at the Meeting called to vote upon the issuance of the Brown & Sharpe Purchase Price Shares promptly following completion of any review by, or in the absence of such review, the termination of any applicable waiting period required under the Exchange Act and the Commission Rules.

               6.4  Elimination of Excess Indebtedness.  Finmeccanica will,
                    ----------------------------------
          prior to July 31, 1994, make its best possible forecast of the amount of total Indebtedness of the DEA Companies, net of cash, in excess of Lit. 800 Million, on the Forecasted Pricing Balance Sheet of the DEA Companies as of July 31, 1994.

               Based on that forecast, Finmeccanica will identify the amount of total Indebtedness of the DEA Companies to be discharged at the Closing by Finmeccanica. If practical, Finmeccanica may concentrate the Indebtedness of the DEA Companies (including through a payoff of certain Indebtedness to third parties) in the so-called current account of the DEA Companies with Finmeccanica. By making contributions of the appropriate amount to the capital of DEA on or prior to the Closing, Finmeccanica will put itself in a position to cause the DEA Companies to be obligated at the Closing in the aggregate only with respect to an amount of Indebtedness equal to the amount of Aggregate Permitted Indebtedness as of July 31, 1994. It is understood that, as of the Pricing Date, July 31, 1994, the exact amount of Indebtedness of the DEA Companies to be discharged can only be estimated. After July 31, 1994 and prior to the Closing, Finmeccanica shall use its best efforts to gather the information necessary to verify the accuracy of the forecast made prior to July 31, 1994 with regard to the amount of Indebtedness of the DEA Companies to be discharged. Finmeccanica will share such information with Brown & Sharpe, and the parties agree that they will work together in good faith to effect the required reduction of Indebtedness in a manner that will result, after making all of the calculations contemplated by Section 1.4, in the issuance of the least possible number of additional Brown & Sharpe Purchase Price Shares under Section 1.4(h).
          Accordingly, Finmeccanica will determine, with the consent of Brown & Sharpe, which may not unreasonably be withheld, if the forecast for the amount of Indebtedness of the DEA Companies to be discharged by Finmeccanica on the Closing needs to be modified based on the new information, and any such modification shall be reflected on the Forecasted Pricing Balance Sheet (which term shall thereafter for all purposes reflect such modification).

               On the Closing Date Finmeccanica shall cause the DEA Companies to be obligated in the aggregate only with respect to Indebtedness equal to the amount of Aggregate Permitted
          Indebtedness as of July 31, 1994 by discharging any DEA Companies Indebtedness in excess of Aggregate Permitted Indebtedness.

               Subsequent to the Closing, on the basis of the final Pricing Balance Sheet as determined under Section 1.4(f), the precise actual amount of Excess Indebtedness that should have been discharged at the Closing shall be established ("Actual Excess Indebtedness"). In the event that the Actual Excess Indebtedness as of July 31, 1994 based on the Pricing Balance Sheet is less or more than the Forecasted Excess Indebtedness based on the Forecasted Pricing Balance Sheet as of July 31, 1994 (as adjusted by Finmeccanica for any reforecast required by this Section 6.4 above), the amount of said overage or shortfall shall be taken into account and netted in the Post-Closing Purchase Price Adjustment calculation as provided in Section 1.4(g). Then, as and to the extent required by Section 1.4(h), Brown & Sharpe shall issue additional Brown & Sharpe Purchase Price Shares or Finmeccanica shall contribute cash to the capital of Brown & Sharpe (without receiving any shares of stock therefor).

               6.5  B&S Business Plan.  As soon as practicable after the
                    -----------------
          date hereof, and in any event not later than the Closing Date, the executive management of Brown & Sharpe shall submit for approval by the Board of Directors of Brown & Sharpe (as evidenced by an extract from the meeting of the Board of Directors of Brown & Sharpe) a business plan for the 18-month period commencing upon the Closing Date (containing a detailed action plan for the implementation of management's revenue and cost objectives). Brown & Sharpe shall deliver to Finmeccanica, not later than the Closing, a copy of such business plan.

          7.   Survival of Representations and Warranties.  Except as
               ------------------------------------------
          otherwise specifically provided for in this Agreement, all representations, warranties and agreements (other than Section 8) of Finmeccanica and Brown & Sharpe contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall survive for a period of 21 months from the Closing Date. Notwithstanding the foregoing:

               (a) the representations and warranties set forth in Sections 3.16, 3.20, and 3.21 and Section 4.14 shall survive for five years from the Closing Date;

               (b) the representations and warranties set forth in Sections 3.8, 3.19, 3.23 and 3.24 and Sections 4.7 and 4.9 shall survive until thirty (30) days after the expiration of the relevant statutes of limitation, including any extensions thereof; and

               (c) the representations and warranties set forth in Sections 3.2, 3.4, 3.9.1, 3.12 and 3.17 and Sections 4.2, 4.3 and
          4.10 shall survive without limit as to time.

          8.   Indemnification.
               ---------------

               8.1  Indemnity by Finmeccanica.  Finmeccanica hereby agrees
                    -------------------------
          to indemnify, defend and hold harmless Brown & Sharpe and its directors, officers and affiliates (and, in the case of claims arising in connection with the DEA Financial Statements and the information furnished by Finmeccanica and included in the Brown & Sharpe Proxy Statement or the Brown & Sharpe Registration Statement, each person, if any, who controls Brown & Sharpe within the meaning of Section 15 of the Securities Act) against and in respect of any damage that results from

                    (i) the inaccuracy of any representation or warranty made by Finmeccanica herein, or resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant of Finmeccanica contained herein or in any agreement or instrument required to be entered into in connection herewith and specifically identified herein or from any misrepresentation in or omission from any schedule, document, certificate or other instrument required to be furnished by Finmeccanica hereunder and specifically identified herein;

                    (ii) (a) the amount (if any) by which the accrual for TFR Liabilities on the Pricing Balance Sheet exceeds Lit. 1,715 million; (b) the amount (if any) by which the Lit. 2,400 million liability for INPS for terminated employees reflected on the June 30, 1993 DEA Financial Statements has not been actually paid by the Closing, except for Lit. 16 million which the parties agreed need not be paid by such date; and (c) any liability to any employee of the Company or any Subsidiary terminated or terminating prior to or on the Closing Date or, after the Closing Date, if such termination results from or grants rights to any such employee as a consequence of a change in control (excluding those provisions provided for under applicable labor or national contract or statute); and
                    (d) any in accuracy in the representations and warranties made in Section 1.4(b) above and in Schedule 1.4(b);

                    (iii) any liability of the Company or any Subsidiary for Indebtedness in excess of the Aggregate Permitted Indebtedness on the Closing Date (subject to the Post-Closing Purchase Price Adjustment);

                    (iv) any liability on account of any conditions or states of fact existing on the Closing Date based on or resulting from the presence in or discharge, spill, disposal, emission, generation, storage or release of any chemical, pollutant, contaminant, waste, toxic or hazardous substance or petroleum product into the environment caused by any of the DEA Companies at any location owned or leased, currently or in the past, by the Company or any of its Subsidiaries, which constitutes a violation of or requires remediation under Environmental Laws other than any such conditions or states of fact disclosed on Schedule 3.16 (as to which Finmeccanica shall have no liability under this clause (iv)); provided that such condition or states of
                                  --------
                    fact shall not have been discovered as a result of Brown & Sharpe's voluntary investigative efforts; provided, further that nothing in this clause (iv)
                    --------  -------
                    shall limit the obligations of Finmeccanica pursuant to clause (i) to the extent such matters relate to a breach of the representations and warranties covered by
                    Section 3.16 hereof;

                    (v) all Taxes arising from judgments, assessments, impositions, administrative decrees or arbitration awards upon, or being the liabilities of, the Company or any of the Subsidiaries to the extent that such Taxes are not absorbed by net operating losses and are attributable to any period ending on or prior to the Closing Date and the aggregate liability in respect thereof exceeds the amount provided for Taxes in the Closing Balance Sheet;

                    (v)(A) any liability or other damages (including without limitation, the cost of making improvements to facilities or changes in operations conducted at the facilities in order to obtain the issuance of the permits and certificates noted in Schedule 3.15) resulting from the failure of the DEA Business to have the permits or certificates noted in Schedule 3.15.

                    (vi) any and all claims, actions, suits and proceedings resulting from any of the foregoing (hereinafter called a "Brown & Sharpe Claim" or "Brown & Sharpe Claims").

          At the option of Brown & Sharpe, any dispute between the parties under clause (iv) of Section 8.1 as to the existence of states of fact or conditions on or prior to the Closing Date or having come into existence after the Closing Date shall be referred to the parties' respective independent environmental consultants which shall attempt to resolve such disputes and whose determination shall be final and binding on the parties. If such independent environmental consultants are themselves unable to agree, they shall refer any such dispute to a third firm of independent environmental consultants whose determination and resolution of such dispute shall be final and binding on the parties. Such third firm of independent environmental consultants shall make its determination within sixty (60) days after the referral.
          Each party shall bear the cost of its own independent environmental consultants and shall share equally in the costs of any third firm of independent environmental consultants so appointed.

               Notwithstanding the foregoing, Finmeccanica shall have no obligation to indemnify Brown & Sharpe under this Section 8.1 unless, and only to the extent that, the aggregate of all amounts for which indemnity would otherwise be due as a result of or arising out of the matters set forth in clauses (i) through (vi) of Section 8.1 (but excluding clause (ii)(a)) above exceed $500,000, provided that in computing such amount each single
                    --------
          indemnity amount (or any series of amounts relating to a class action or series of claims arising out of a common set of facts) of less than $10,000 shall be disregarded. Finmeccanica's liability under this Section 8.1 shall not exceed in the aggregate $10,000,000.

               8.2  Brown & Sharpe Indemnity.  Brown & Sharpe hereby agrees
                    ------------------------
          to indemnify and hold harmless Finmeccanica and its directors, officers and affiliates against and in respect of any damage resulting from

                    (i) the inaccuracy of any representation or warranty made by Brown & Sharpe or resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant of Brown & Sharpe contained herein or in any agreement or instrument required to be entered into in connection herewith and specifically identified herein or from any misrepresentation in or omission from any document, certificate or other instrument required to be furnished by Brown & Sharpe hereunder and specifically identified herein or any liability or any other damage arising prior to the expiration of 21 months from the Closing resulting from (i) any accounting restatement of Brown & Sharpe Financial Statements (other than a restatement for the change in accounting principle previously disclosed in Brown & Sharpe's 10Q for the first quarter of 1994) or (ii) the establishment of a specific receivable reserve relating to one customer, as disclosed in the Brown & Sharpe Registration Statement, or any charges made thereto, (it being understood that this provision shall be the only remedy for breach of any representation by Brown & Sharpe based on the occurrence of any such restatement, or the transaction giving rise to said restatement).

                    (ii) any liability on account of (A) facts or conditions which present a substantial threat to human health or to the environment, including environmental conditions at operating facilities, or (B) any violation of any environmental laws which are or may become applicable, relating to any act or failure to act by Brown & Sharpe or condition or occurrence existing on or prior to the Closing Date unless such facts or conditions are set forth on Schedule 4.14 (in which event there shall be no liability with respect thereto under this clause (ii)); provided, however,
                                                     --------  -------
                    that nothing in this clause (ii) shall limit the obligations of Brown & Sharpe pursuant to clause (i) to the extent that such matters relate to a breach of the representations and warranties covered by Section 4.14 hereof;

                    (iii) all Taxes arising from judgments, assessments, impositions, administrative decrees or arbitration awards upon, and being the liabilities of, Brown & Sharpe or any of the Brown & Sharpe Subsidiaries to the extent that such Taxes are attributable to the period prior to the Closing Date and the aggregate liability in respect thereof exceeds the amount provided for Taxes in the December 25, 1993 consolidated balance sheet included in the Brown & Sharpe Financial Statements, as adjusted in the interim consolidated financial statements of Brown & Sharpe during the period from December 25, 1993 through the quarter ending prior to the Closing Date; and

                    (iv) any and all claims, actions, suits and proceedings resulting from any of the foregoing (hereinafter called an "Finmeccanica Claim" or "Finmeccanica Claims").

               Notwithstanding the foregoing, Brown & Sharpe shall have no obligation to indemnify Finmeccanica under this Section 8.2 unless, and only to the extent that, the aggregate of all amounts for which indemnity would otherwise be due as a result of or arising out of the matters set forth in clauses (i) through (iv) above exceed $500,000; provided that in computing such amount
                                 --------
          each single indemnity amount (or any series of amounts relating to a class action or series of claims arising out of a common set of facts) of less than $10,000 shall be disregarded. Brown & Sharpe's liability under this Section 8.2 shall not exceed $10,000,000.

               8.3  Certification of Claims.  If Brown & Sharpe or
                    -----------------------
          Finmeccanica is of the opinion that any Brown & Sharpe Claim or an Finmeccanica Claim, as the case may be, has occurred or will or may occur, Brown & Sharpe or Finmeccanica, as the case may be, shall so notify the other, and each such notice shall specify the circumstances of such asserted Brown & Sharpe Claim or Finmeccanica Claim.

               8.4  Third Party Actions.
                    -------------------

                    (a) In the event any claim is made, suit is brought or tax audit or other proceeding, including any administrative action relating to environmental laws or conditions, is instituted against Brown & Sharpe or the Company or any Subsidiary, or any of their respective directors, officers or affiliates which involves or appears reasonably likely to involve a Brown & Sharpe Claim for which indemnification may be sought against Finmeccanica hereunder, Brown & Sharpe will, promptly (and in any event within 15 days) after receipt of notice of any such claim, suit, tax audit or proceeding, notify Finmeccanica of the commencement thereof. The failure to so notify Finmeccanica of the commencement of any such claim, suit, tax audit or proceeding will relieve Finmeccanica from liability only to the extent that such failure materially adversely affects the ability of Finmeccanica to defend its interests in such claim, suit, tax audit or proceeding. Finmeccanica (at its expense) shall have the right and shall be given the opportunity (i) to assume and control the defense of such claim, suit, tax audit or proceeding or (ii) in the case of any environmental claim or administrative action for which remediation is or may be required, to have authority and control as to the methodology, extent and implementation of any clean-up or remedial measures ("Remedial Measures") with respect thereto, provided that Brown & Sharpe and its counsel (at
                        --------
               Brown & Sharpe's expense) may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit, tax audit or proceeding and, in the case of any Remedial Measures required by law or administrative action, have the rights provided in Section 8.7.1 hereof. Whether or not Finmeccanica elects to assume such defense, Brown & Sharpe shall not, except at its own cost, make any settlement with respect to any such claim, suit, tax audit or proceeding without the prior consent of Finmeccanica, which may not be unreasonably withheld; provided, that, if Finmeccanica
                                      --------
               elects not to undertake any Remedial Measure(s) as may be required either by law or pursuant to an administrative order, Brown & Sharpe may undertake any and all such Remedial Measures as may be required by such law or administrative order without the consent of Finmeccanica but the lack of Finmeccanica's consent thereto shall not relieve it of its indemnification obligations hereunder. In the event that Brown & Sharpe determines to settle any such claim, suit, tax audit or proceeding without the prior consent of Finmeccanica (as provided above), Finmeccanica shall have no indemnification obligations with respect to such claim, suit, tax audit or proceeding. Brown & Sharpe's consent to the settlement of any such claim, suit, tax audit or proceeding by Finmeccanica shall be required and shall not be unreasonably withheld, but such consent shall not be required if (or to the extent that) such settlement only requires the payment of a monetary amount.

                    (b) In the event any claim is made, suit is brought or tax audit or other proceeding is instituted against Finmeccanica which involves or appears reasonably likely to involve a Finmeccanica Claim for which indemnification may be sought against Brown & Sharpe hereunder, Finmeccanica will, promptly (and in any event within 15 days) after receipt of notice of any such claim, suit, tax audit or proceeding, notify Brown & Sharpe of the commencement thereof. The failure to so notify Brown & Sharpe of the commencement of any such claim, suit, tax audit or proceeding will relieve Brown & Sharpe from liability only to the extent that such failure materially adversely affects the ability of Brown & Sharpe to defend its interest in such claim, suit, tax audit or proceeding. Brown & Sharpe (at its expense) shall have the right and shall be given the opportunity to assume and control the defense of such claim, suit, tax audit or proceeding, provided that Finmeccanica
                                              --------
               and their counsel may participate in (but not control the conduct of) all matters pertaining to the defense or settlement of such claim, suit, tax audit or proceeding. Whether or not Brown & Sharpe elects to assume such defense, Finmeccanica shall not, except at its own cost, make any settlement with respect to any such claim, suit, tax audit or proceeding without the prior consent of Brown & Sharpe, which may not be unreasonably withheld. In the event that Finmeccanica determines to settle any such claim, suit, tax audit or proceeding without the prior consent of Brown & Sharpe (as provided above), Brown & Sharpe shall have no indemnification obligations with respect to such claim, suit, tax audit or proceeding. Finmeccanica's consent to the settlement of any such claim, suit, tax audit or proceeding by Brown & Sharpe shall be required and shall not be unreasonably withheld, but such consent shall not be required if (or to the extent that) such settlement only requires the payment of a monetary amount.

               8.5  Definition of Damages.  For purposes of this Section 8,
                    ---------------------
          the term "damages" shall mean the amount of any loss, claim, demand, damage, deficiency, assessment, judgment, remediation, cost or expense (including reasonable attorneys', consultants' and experts' fees and expenses) actually incurred, (in the case of a Finmeccanica Claim, either by Finmeccanica directly or by virtue of its shareholding in Brown & Sharpe) less the sum of the
                                                        ----
          following economic benefits, if any, pertaining to such loss, claim, demand, damage, deficiency, cost or expense: (i) any income tax savings (net of any income tax cost attributable to the indemnity payment) actually realized (or incurred) that affect the overall economic impact of the damage to the indemnified party and (ii) any insurance proceeds actually realized and adverse insurance consequences actually incurred (such as premium adjustments and other detriments) that affect the overall economic impact of the damages to the indemnified party. Notwithstanding the foregoing, neither party will be entitled to any special, exemplary or consequential damages, including without limitation lost profits, good will or investments (excluding any damage resulting from a diminution in the value of the Brown & Sharpe Purchase Price Shares), loss of distributors, suppliers or customers or inability to use any of the properties of the DEA Business or the B&S Business with respect to any environmental matters covered under Sections 8.1(i) and (iv) and 8.2(i) and (ii). In the event that an indemnified party hereunder pays a claim covered by the indemnified party's insurance for which it is entitled to indemnification by another party hereunder, such indemnified party shall pay such claim and the indemnifying party shall reimburse the indemnified party the full amount of such claim (less the amount of any insurance proceeds previously recovered by the indemnified party with respect to such claim). If the indemnified party subsequently receives insurance proceeds with respect to such claim, the indemnified party shall pay the indemnifying party such insurance proceeds up to the amount actually paid by the indemnifying party. In the event of any claim by any third party based on facts which, if true as alleged, would give rise to any liability for damages as to which indemnification exists under this Agreement, the amount of the damages shall be deemed to include the reasonable costs of the defense thereof, whether or not successful, subject to the rights of the indemnifying party to assume such defense pursuant to
          Section 8.4 hereof.

               8.6  Pricing Balance Sheet.  Neither party shall be entitled
                    ---------------------
          to seek damages from the other party pursuant to this Section 8 with respect to any claim to the extent that the liability forming the basis for such claim is reflected as a liability in the Pricing Balance Sheet and thereby included in the calculation of the Post-Closing Purchase Price Adjustment under Section 1.4, including a liability not resulting in an adjustment as a result of the Basket.

               8.7  Environmental Limitations.  For the avoidance of doubt,
                    -------------------------
          no claim for damages by either party for which indemnification is available pursuant to Sections 8.1(iv) or 8.2(ii), respectively, may be made by either party if the basis for such claim derives from a change in law or regulation or a change in the standards of enforcement or remediation applicable to environmental conditions or hazards which change becomes effective on or after the Closing Date.

                    8.7.1  Remediation.  (a) In the event of any Brown &
                           -----------
          Sharpe Claim under Section 8.1(iv) which involves the taking or required taking of a Remedial Measure with respect to any leased real property of the Company or any of its Subsidiaries and which Finmeccanica undertakes pursuant to Section 8.4(a), then Finmeccanica shall use its reasonable efforts to minimize interruption or other disruption of the operations of the DEA Business and exercise its authority and control over the remediation in a reasonable manner and in compliance with all applicable Environmental Laws. Finmeccanica shall inform Brown & Sharpe at least quarterly of actions taken in furtherance of such remedial measures since the previous update and actions anticipated prior to the next update. The purpose of such updates shall be to attempt to reach consensus as to the best means of handling such matters. All consultant proposals, reports, conclusions and/or data shall be submitted promptly to Brown & Sharpe upon Finmeccanica's receipt. To the extent reasonably practicable, any submissions by Finmeccanica to environmental regulatory agencies shall be submitted to Brown & Sharpe for review prior to submission to such agency. Brown & Sharpe shall cooperate, assist and not interfere with Finmeccanica's performance of its obligations hereunder, including without limitation allowing Finmeccanica and its agents, representatives or contractors to have access to the premises of the DEA Companies in order to (i) conduct studies, take samples and perform other inspections on the premises of the DEAd Companies, (ii) install, maintain and operate treatment systems, equipment and other apparatus incidental to implementing a remedial measure; (iii) consult pertinent books and records and knowledgeable employees of the DEA Companies; and (iv) take any other remediation or other actions necessary to fulfill Finmeccanica's responsibilities under Sections 8.1(iv) and 8.4(a); provided, however, that if any Remedial Measure shall
                  --------  -------
          require the closing of any facility (or significant portion thereof) of the DEA Business for a period of greater than one week, then Finmeccanica shall consult with Brown & Sharpe so as to determine a reasonable period of shut down, taking into account Brown & Sharpe's need to minimize any disruptive effect on the facilities' operations and Finmeccanica's desire to utilize the most cost-effective method of remediation, and Finmeccanica shall conform the remediation plan accordingly.

          9.   Access and Information; Confidentiality.
               ---------------------------------------

               9.1 Finmeccanica shall cause the Company to afford to Brown & Sharpe and its employees, accountants, counsel and other authorized representatives reasonable access during normal business hours, upon reasonable notice, throughout the period prior to the Closing to the facilities, properties, books and records of the Company and its Subsidiaries and shall cause its representatives to furnish to Brown & Sharpe such additional financial and operating data and other information as Brown & Sharpe may from time to time reasonably request. Brown & Sharpe shall cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and shall not use, nor permit others to use, any such information for any purpose whatsoever in a manner detrimental to the Company or its Subsidiaries. In the event that this Agreement is terminated, Brown & Sharpe shall promptly return all documents (together with all copies thereof) provided by the Company or any of its Subsidiaries.

               9.2 Brown & Sharpe shall afford to Finmeccanica and its employees, accountants, counsel and other authorized representatives reasonable access during normal business hours, upon reasonable notice, throughout the period prior to the Closing to the facilities and properties of Brown & Sharpe and its subsidiaries and shall cause its representatives to furnish to Finmeccanica such additional financial data and other information (including action plans and projections relating to the transactions contemplated hereby) as Finmeccanica may from time to time reasonably request. Finmeccanica shall cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and shall not use, nor permit others to use, any such information for any purpose whatsoever in a manner detrimental to Brown & Sharpe. In the event that this Agreement is terminated, Finmeccanica shall promptly return all documents (together with all copies thereof) provided by Brown & Sharpe.

               9.3  Confidentiality.  Following the Closing Date,
                    ---------------
          Finmeccanica shall hold in confidence all financial information concerning the business, assets, intellectual property, products, application methods, sources of supply, markets, marketing methods and customers of the Company and its Subsidiaries that heretofore has been treated as proprietary or confidential. This Agreement shall continue to apply after the Closing Date for a period of five years, but shall cease to apply to information that comes into the public domain (other than through a breach by Finmeccanica of an obligation of confidentiality owed to Brown & Sharpe hereunder) and to information the disclosure of which is required by law or pursuant to any request or order of any governmental agency or authority.

          10.  Conditions Precedent to Brown & Sharpe's Obligations.  All
               ----------------------------------------------------
          obligations of Brown & Sharpe under this Agreement are subject to the fulfillment to the satisfaction of Brown & Sharpe and its counsel prior to or at Closing of each of the following conditions, any of which may be waived in writing by Brown &
          Sharpe:

               10.1  Performance by Finmeccanica; Certificate.
                     ----------------------------------------
          Finmeccanica shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and shall deliver to Brown & Sharpe a certificate of the Chief Executive Officer and Chief Financial Officer of the Elsag Bailey Division of Finmeccanica, dated the Closing Date, to such effect.

               10.2  Representations and Warranties; Certificate.  The
                     -------------------------------------------
          representations and warranties of Finmeccanica contained in this
          Agreement shall be true and correct in all material respects on and as of the Closing Date except for changes contemplated by this Agreement or specifically consented to or approved by Brown & Sharpe, and Brown & Sharpe shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Elsag Bailey Division of Finmeccanica dated the Closing Date to the foregoing effect.

               10.3  Opinions of Counsel.  Brown & Sharpe shall have
                     -------------------
          received such opinions of counsel for Finmeccanica and the Company and its Subsidiaries with respect to the subject matter of this Agreement as Brown & Sharpe and its counsel shall deem necessary, the form and substance of such opinions of counsel to be determined by Brown & Sharpe and its counsel.

               10.4  Absence of Litigation.  No action or proceeding shall
                     ---------------------
          have been instituted or threatened prior to or at the Closing Date before any court or governmental agency, body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

               10.5  Governmental Clearance and Approval.  All required
                     -----------------------------------
          filings with all United States, European, federal, national, state, local and foreign governmental agencies or authorities, the notification of which, or consent, approval or clearance by which, is necessary in connection with the consummation of the transactions (or any of them) contemplated hereby shall have been made, and all clearances or consents required in order to effect the transactions contemplated hereby shall have been obtained, or any applicable waiting period under any applicable statute or regulation shall have expired or been terminated, without any objection or notice of intent to challenge the transactions contemplated hereby having been received by any of the parties hereto or their subsidiaries and not withdrawn by the objecting or challenging agency.

               10.6  Approval by Stockholders of Brown & Sharpe.  The issue
                     ------------------------------------------
          of the Brown & Sharpe Purchase Price Shares pursuant to this Agreement shall have been approved by the stockholders of Brown & Sharpe in accordance with its Bylaws and the rules of the New York Stock Exchange, and in connection therewith, Wertheim Schroder shall have provided Brown & Sharpe with a fairness opinion on the contemplated transactions hereunder in customary form, which is satisfactory to the Board of Directors of Brown & Sharpe.

               10.7  Approval of Proceedings; Documentation.  All corporate
                     --------------------------------------
          and other proceedings in connection with the transactions contemplated by this Agreement, and the form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in form and substance to Brown & Sharpe and its counsel.

               10.8  Factoring of Receivables.  The parties shall have
                     ------------------------
          mutually agreed on the amount of factoring of DEA receivables and such factoring shall have been satisfactorily completed on or prior to July 31, 1994.

               10.9  Stockholder Agreement.  Finmeccanica shall have
                     ---------------------
          executed and delivered the Stockholders Agreement.

               10.10  [Intentionally left blank]

               10.11  Working Capital and Refinancing Requirements.  Brown
                      --------------------------------------------
          & Sharpe shall have completed arrangements with its principal lending institutions to ensure that Brown & Sharpe and its Subsidiaries, including the Company and its Subsidiaries, are able to obtain sufficient borrowings to meet working capital requirements, including refinancing of their working capital requirements for the Brown & Sharpe Business and the DEA Business to be conducted after the Closing Date, or shall have simultaneously completed such other arrangements to raise such necessary funding, in each case as Brown & Sharpe deems appropriate.

               10.12  Company Indebtedness; Consents of Lenders.  The
                      -----------------------------------------
          aggregate Indebtedness of the Company and its Subsidiaries as of
          the Closing Date shall not exceed the Aggregate Permitted Indebtedness as defined by and calculated in accordance with the applicable Sections of this Agreement; and the terms and conditions of such Aggregate Permitted Indebtedness shall be satisfactory to Brown & Sharpe, and the Lenders identified on
          Schedule 3.5.1 shall, if required, have consented to the transactions contemplated hereby.

               10.13  Resignations of Members of the Board of Directors.
                      -------------------------------------------------
          All of the members of the boards of directors of the Company and each Subsidiary shall have submitted their resignations as directors effective upon the Closing on the Closing Date and upon their acceptance by Brown & Sharpe after the Closing Date.

               10.14  [Intentionally Left Blank]

               10.15  [Intentionally Left Blank]

          11.  Conditions Precedent to the Obligations of Finmeccanica.
               -------------------------------------------------------
          The obligation of Finmeccanica to consummate the transactions contemplated hereby shall be subject to the fulfillment prior to or at the Closing of each of the following conditions, any of which may be waived by Finmeccanica:

               11.1  Performance by Brown & Sharpe; Certificate.  Brown &
                     ------------------------------------------
          Sharpe shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing on the Closing Date and Brown & Sharpe shall delivered a certificate of its President and Chief Financial Officer, dated the Closing Date, to such effect.

               11.2  Representations and Warranties; Certificate.  The
                     -------------------------------------------
          representations and warranties of Brown & Sharpe contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement or specifically concerted to or approved by Finmeccanica, and Finmeccanica shall have received a certificate of the President and Chief Financial Officer of Brown & Sharpe to that effect.

               11.3  Opinion of Counsel.  Finmeccanica shall have received
                     ------------------
          an opinion of Ropes & Gray, counsel to Brown & Sharpe, and, if appropriate, an opinion of James W. Hayes, III or other counsel to Brown & Sharpe, with respect to the subject matter of this Agreement in form and substance reasonably satisfactory to Finmeccanica and its counsel.


               11.4  Absence of Litigation.  No action or proceeding shall
                     ---------------------
          have been instituted or threatened prior to or at the Closing Date before any court or governmental agency, body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

               11.5  Governmental Clearance and Approval.  All required
                     -----------------------------------
          filings with all United States, European, federal, state, local and foreign governmental agencies or authorities, the notification of which, or consent, approval or clearance by which, is necessary in connection with the consummation of the transactions contemplated hereby shall have been made, and all clearances or consents required in order to effect the transactions contemplated hereby shall have been obtained, or any applicable waiting period under any applicable statute or regulation shall have expired or been terminated, without any objection or notice of intent to challenge the transactions contemplated hereby having been received by any of the parties hereto and not withdrawn by the objecting or challenging agency.

               11.6  Approval by Stockholders of Brown & Sharpe.  The issue
                     ------------------------------------------
          of the Brown & Sharpe Purchase Price Shares and the Contingent Stock pursuant to this Agreement shall have been approved by the stockholders of Brown & Sharpe in accordance with its Bylaws and the rules of the New York Stock Exchange.

               11.7  Approval of Proceedings; Documentation.  All corporate
                     --------------------------------------
          and other proceedings in connection with the transactions contemplated by this Agreement, and the form and substance of all opinions, certificates and other documents hereunder shall be satisfactory in form and substance to Finmeccanica and its counsel.

               11.8  Execution and Delivery of Stockholder Agreement.
                     -----------------------------------------------
          Brown & Sharpe shall have executed and delivered the Stockholders Agreement.

               11.9  [Intentionally Left Blank]

               11.10  Guarantees of Indebtedness of the Company to Banks.
                      --------------------------------------------------
          Each relevant lender to the DEA Companies shall have released

          Finmeccanica from its guarantee of Indebtedness of the Company and either (a) such Indebtedness shall have been extinguished or an agreement to repay all of such indebtedness shall have been reached with each such lender as of the Closing Date or (b) Brown & Sharpe shall have agreed to guarantee that portion of Aggregate Permitted Indebtedness of the Company and its Subsidiaries which is owed to each such lender on the Closing Date and each such lender shall have agreed to substitute the guaranty of Brown & Sharpe for the guaranty of Finmeccanica.

          12.  Covenant Not to Compete.  (a) Finmeccanica agrees that, in
               -----------------------
          consideration of the purchase by Brown & Sharpe hereunder, neither Finmeccanica nor any affiliate thereof shall, on or prior to the date which is five (5) years after the Closing Date directly or indirectly own, manage, operate, control or have any greater than 20% ownership interest in any business, venture or activity which competes with the metrology business relating to CMMs (including parts and accessories therefor) being conducted or proposed to be conducted at the Closing Date by the Company and its Subsidiaries or relating to metrology products performing functions similar to those of the products manufactured and sold by the Company and its Subsidiaries, whether or not the assets of the Company and the Subsidiaries are subsequently moved in whole or in part into another legal entity within Brown & Sharpe and its Subsidiaries, provided that the provisions of this Section
                            --------
          12(a) shall terminate if Brown & Sharpe no longer owns a greater than 50% ownership interest in the DEA Business and provided
                                                              --------
          further that Finmeccanica shall not be in breach of the covenant
          -------
          made in this Section 12(a) if Finmeccanica or any of its affiliates acquires or invests in any company or group of companies, whether through an acquisition of assets or stock, merger, consolidation or other combination or otherwise, which includes among its business operations the manufacture and sale of metrology products performing functions similar to those of the products manufactured and sold by the DEA Companies to the extent that sales of such products constitute only an immaterial portion of the total revenues of the acquired business. In this connection Finmeccanica represents to Brown & Sharpe that it has no present intention of acquiring any company or group of companies engaged in the business of manufacturing and selling such metrology products.

               (b)  Finmeccanica further agrees that for a period of three
          (3) years after the Closing Date it will not, without the prior written consent of Brown & Sharpe, recruit, offer employment, including employment as a consultant, to any person who is an employee of Brown & Sharpe (including the Company and its Subsidiaries) or any subsidiary, group, or division of Brown & Sharpe (including the Company and its Subsidiaries), unless such person has been terminated by the Company or a Subsidiary.

          13.  Agreed Exchange Ratio.  Except as otherwise specified in
               ---------------------
          this Agreement, the Agreed Exchange Ratio for the purposes of calculating 8 Billion Lit. Indebtedness of the Company and the Subsidiaries on the Closing Date shall be $1 = Lit. 1,568. For all other purposes, the Agreed Exchange Ratio shall be the U.S. Dollar/Lit. exchange rate, as published in SOLE 24 ORE, in effect
                                                     -----------
          on the date preceding the date a payment of cash or delivery of Brown & Sharpe Purchase Price Shares is required.

          14.  Entire Agreement.  This Agreement, together with the
               ----------------
          schedules and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein; provided, however, that the
                                            --------  -------
          provisions of Section 9 shall survive the termination of this Agreement pursuant to Section 17.

          15.  Amendment.  This Agreement may be amended by the parties
               ---------
          hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

          16.  Press Releases.  Each of the parties agrees that they (and
               --------------
          their respective affiliate and subsidiaries) will not issue any announcements or reports, or confirm any statements by third parties pertaining to any of the proposed transactions until after the Closing Date under this Agreement except as may be advisable for Brown & Sharpe under U.S. securities laws or Finmeccanica under Italian securities laws upon advice of counsel or except as may be mutually agreed upon by the parties.

          17.  Termination.  This Agreement may be terminated without
               -----------
          liability:

               (a) at any time by mutual agreement of Brown & Sharpe and Finmeccanica;

               (b) by either Brown & Sharpe or Finmeccanica if, by the close of business on October 31, 1994, or such later date as the parties may mutually agree, the consummation of the transactions hereby contemplated to take place on the Closing Date shall not have occurred; provided, however, that this Agreement may not be
                    --------  -------
                    terminated by a party which at such time is in material breach of a provision of this Agreement.

          18.  Headings.  Section headings are not to be considered part of
               --------
          this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof. References to sections are to portions of this Agreement unless the context requires otherwise.

          19.  Exhibits, etc.  Exhibits and schedules referred to in this
               --------------
          Agreement are an integral part of this Agreement.

          20.  Assignment, Successors and Assigns; Benefits of Agreement.
               ---------------------------------------------------------
          This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, except that Brown & Sharpe may designate one or more of its Subsidiaries to acquire all or some of the DEA Shares. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and, subject to the foregoing, their assigns, and shall not inure to the benefit of, or be enforceable by, any other person or entity.

          21.  Notices.  All notices, requests, demands and other
               -------
          communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or courier or delivery service or mailed, first-class postage prepaid,

                    (a)  if to Brown & Sharpe:

                         Brown & Sharpe Manufacturing Company
                         200 Frenchtown Road
                         Precision Park
                         North Kingstown, Rhode Island  02852
                         USA

                         Attn:  Vice President     and Chief
                                  Financial Officer

                         In each case, with a copy to:

                                        Ropes & Gray
                         One International Pace
                         Boston, MA  02110-2624
                         USA

                         Attn:  Howard K. Fuguet, Esq.


                    (b)  if to Finmeccanica:

                         Elsag Bailey
                                             via G. Puccini, 2
                         16154 Genova
                         Italy

                         Attn:  Chief Financial Officer and
                                General Counsel

                         in each case, with a copy to:

                         Coudert Brothers

                         1114 Avenue of the Americas
                         New York, NY  10036-7794
                         USA

                         Attn:  W. Preston Tollinger, Esq.

          or, in each case, at such other address as the party receiving notice shall have furnished in writing to the party giving notice.

          22.  Accounting Terms; Proxy Statement; Registration Statement.
               ---------------------------------------------------------
          All accounting terms not otherwise defined herein have with respect to Finmeccanica and its affiliates the meanings assigned to them in accordance with generally accepted Italian accounting principles or, in the absence thereof, with accounting principles as recommended by the IASC, except for the financial statements to be delivered for inclusion in the Brown & Sharpe Proxy Statement and the Brown & Sharpe Registration Statement which shall have the meanings assigned to them in accordance with United States generally accepted accounting principles, and shall have, with respect to Brown & Sharpe and its affiliates, the meanings assigned to them in accordance with United States generally accepted accounting principles.

               The term "Brown & Sharpe Proxy Statement" shall mean the definitive proxy statement of Brown & Sharpe as filed or to be filed with the Securities and Exchange Commission relating to the transactions contemplated hereby.

               The term "Brown & Sharpe Registration Statement" shall mean a Registration Statement on Form S-1 of Brown & Sharpe covering the registration of an aggregate of $75,000,000 of debt securities of Brown & Sharpe to be offered and sold under the Securities Act.

          23.  Severability.  The provisions of this Agreement are
               ------------
          severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

          24.  Arbitration. All disputes, differences, controversies or
               ------------
          claims arising in connection with, or questions occurring under, this Agreement (other than those relating to the Post-Closing Purchase Price Adjustment, which shall be resolved in the manner provided in Section 1.4) shall be finally settled under the Rules of Arbitration (the "Rules") of the International Chamber of Commerce ("ICC") by an arbitral tribunal composed of three arbitrators appointed in accordance with said Rules.

               24.1. Each of Brown & Sharpe and Finmeccanica shall each nominate one arbitrator in accordance with the Rules. If a party fails to nominate an arbitrator within thirty (30) days from the date when the claimant's request for arbitration has been communicated to the other party, such appointment shall be made by the ICC International Court of Arbitration.

               24.2. The two arbitrators so appointed shall agree upon the third arbitrator who shall act as Chairman of the arbitral tribunal. If said two arbitrators fail to nominate a Chairman, the Chairman shall be selected by the ICC International Court of Arbitration.

               24.3. In all cases the Chairman of the arbitral tribunal shall be a lawyer fluent in English and not of the same nationality as either party.

               24.4. The place of arbitration shall be London, England.

               24.5. The arbitral proceedings shall be conducted in the English language.

               24.6. The parties hereby exclude any right of appeal to any court on the merits of the dispute.

               24.7. Judgment on the award may be entered in any court having jurisdiction over the award or any of the parties or their assets.

               24.8. At the time of the arbitration, the parties may agree in writing to submit the dispute to a single arbitrator. In such event said single arbitrator shall be appointed by the ICC International Court of Arbitration, and shall be subject to the same qualifications as would have been the Chairman under Section
          24.3 hereof.

               24.9. Nothing contained in this arbitration clause shall prevent either party from seeking injunctive relief or interim measures of protection in the form of pre-award attachment of assets from a court of competent jurisdiction.

          25.  Governing Law.  This Agreement shall be governed by and
               -------------
          construed and enforced in accordance with the laws (other than those with respect to conflict of laws) of the State of New York.

          26.  Tax Return Cooperation.  (a) Brown & Sharpe shall provide
               ----------------------
          Finmeccanica or any affiliate that Finmeccanica may designate (hereinafter the "Finmeccanica Group") with such financial, accounting, tax and other information with respect to the Company and the Subsidiaries as shall be reasonably required by the Finmeccanica Group to enable the Finmeccanica Group to prepare:

               (i) the income tax returns of the Company and the Subsidiaries for the taxable years ending on December 31, 1993 and for any other taxable periods beginning before the Closing Date and ending on or before the Closing Date, including, without limitation, the U.S. Federal income tax returns and the U.S.

          state and local corporate franchise and income tax returns of DEA Company (which state and local tax returns may be prepared on a separate return basis or on a unitary, combined or consolidated basis),

               (ii) any non-income tax return or report properly due by the Company or any Subsidiary for any taxable periods beginning before and ending on or before the Closing Date, except for any return for registration or capital tax, if any, arising in connection with the reduction of Indebtedness of DEA and its subsidiaries required by Section 6.4 and other applicable sections of this Agreement required to be filed by the Company or any of its Subsidiaries for any period beginning on or after January 1, 1994.

               (iii) any income tax returns and non-income tax return or report of the Finmeccanica Group which requires information with respect to the Company or any Subsidiary.

               (b) At the reasonable request of the Finmeccanica Group, Brown & Sharpe shall cause a representative of the Company, or the relevant Subsidiary, or any successor to the Company or the relevant Subsidiary to sign any returns and related consents prepared by the Finmeccanica Group for the Company or its Subsidiaries for taxable periods ending on or before the Closing Date pursuant to this Section 26.

               (c) The Finmeccanica Group shall provide Brown & Sharpe, the Company, any Subsidiary, or any affiliate of Brown & Sharpe that Brown & Sharpe may designate (collectively, the "Brown & Sharpe Group") with such financial, accounting, tax and other information with respect to the Company and the Subsidiaries as shall be reasonably required by the Brown & Sharpe Group to enable the Brown & Sharpe Group to prepare:

               (i) the income tax returns of the Company and the Subsidiaries for any taxable periods beginning on or before the Closing Date and ending after the Closing Date and for the two taxable years following each such period, including, without limitation, the Italian national income tax returns and the Italian local income tax returns of the Company and comparable returns for the Subsidiaries in other countries,

               (ii) any non-income tax return or report properly due by the Company or any Subsidiary for any taxable periods beginning on or before and ending after the Closing Date, and any return for registration or capital tax, if any, arising in connection with the reduction of Indebtedness required by applicable sections of this Agreement that is required to be filed by the Company or its Subsidiaries for any period beginning on or after January 1, 1994;

               (iii) any income tax return, non-income tax return or report of the Brown & Sharpe Group which requires information with respect to the Company or any Subsidiary.

               (d) Brown & Sharpe will be responsible for filing, and agrees to file or to cause the Company and the Subsidiaries to file, all tax returns and reports of the Company and the Subsidiaries for any taxable periods beginning on or after the Closing Date and any return for registration or capital tax, if any, arising in connection with the reduction of Indebtedness required by applicable sections 6.4, 10.12 and 1.4(f) of this Agreement that is required to be filed by the Company or its Subsidiaries for any period beginning on or after January 1, 1994.

               (e) None of the provisions of this Section 26 shall relieve Finmeccanica of its obligation to indemnify, defend and hold harmless Brown & Sharpe and its directors, officers and affiliates as more fully provided in Section 8.1 of this Agreement, except to the extent attributable to the acts or omissions of Brown & Sharpe, of its directors, officers or affiliates.

          27.  Counterparts.  This Agreement may be executed simultaneously
               ------------
          in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, attested by their respective Secretaries as of the day and year first above written.

          ATTEST:                     BROWN & SHARPE MANUFACTURING COMPANY


          /s/ James W. Hayes III      By  /s/ Fred M. Stuber
          -----------------------        ---------------------------------
          Secretary                      Title: President, Chief Executive
                                                  Officer


          ATTEST:                     FINMECCANICA S.p.A. (through its
                                        Elsag Bailey Division)


          /s/ Mario Orlando           By  /s/ Enrico Albareto
          --------------------           -------------------------------
          Secretary                      Title: President

                                       ANNEX A

                                List of DEA Companies
                                ---------------------

          1.   D.E.A. SpA (Italy)

               Outstanding Capital Stock:    16,300,000 shares; nominal
               -------------------------
                                             value:  L.1,000/share

               Corporate Headquarters:       Corso Torino, 70, Moncalieri
               ----------------------
                                             (TO), Italy

          2.   D.E.A. Company (USA)

               Outstanding Capital Stock:
               -------------------------

               Corporate Headquarters:       37100 Plymouth Rd., Livonia,
               ----------------------
                                             Michigan 48150, U.S.A.

          3.   D.E.A.K.K. (Japan)

               Outstanding Capital Stock:
               -------------------------

               Corporate Headquarters:       1030 Kawaraguchi-Ebina Shi,
               ----------------------
                                             Kanagawa Pref., Japan

          4.   D.E.A. France S.A. (France)

               Outstanding Capital Stock:
               -------------------------

               Other Shareholders:
               ------------------

               Corporate Headquarters:       122, Rue Marcel Hartmann,
               ----------------------
                                             94853 Ivry-sur-Seine CEDEX
                                             France

          5.   D.E.A. GmbH (Germany)

               Outstanding Capital Stock:
               -------------------------

               Corporate Headquarters:       Praunheimer Landstr. 32, 6000
               ----------------------
                                             Frankfurt 90, Germany

          6.   D.E.A. IBERICA S.A. (Spain)

               Outstanding Capital Stock:
               -------------------------

               Corporate Headquarters:       Ctra. del Mig, 37, 08940
               ----------------------
                                             CORNELLA (Barcelona), Spain

          7.   D.E.A. U.K. (United Kingdom)

               Corporate Headquarters:       Terminal Three, 3B2,
               ----------------------
                                             Sontehill Green, WESTLEA
                                             SWINDON, WILTS, SN5 7HB
                                             United Kingdom

                                                          EXECUTION VERSION

                       AMENDMENT NO. 1 TO ACQUISITION AGREEMENT
                       ----------------------------------------




                    THIS AMENDMENT NO. 1 TO ACQUISITION AGREEMENT made as of this 31st day of July, 1994 by and between Brown & Sharpe Manufacturing Company, a Delaware corporation with its principal offices at 200 Frenchtown Road, Precision Park, North Kingstown, Rhode Island 02852 U.S.A. ("Brown & Sharpe") and Finmeccanica S.p.A., an Italian corporation, operating through its Elsag Bailey division, with offices at Via Puccini, 2, 16154 Genoa, Italy ("Finmeccanica").

                    WHEREAS, the parties have entered into an Acquisition Agreement dated as of June 10, 1994 ("Acquisition Agreement") with regard to the acquisition by Brown & Sharpe of all of the issued and outstanding shares of capital stock of DEA S.p.A., a subsidiary of Finmeccanica;

                    WHEREAS, the parties wish to amend the Acquisition Agreement in the manner provided herein;

                    NOW, THEREFORE, Finmeccanica and Brown & Sharpe hereby agree as follows:

                    1.   Definitions.   Capitalized terms  used herein  and
                         -----------
          not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

                    2.   Amount of Assumed Indebtedness.  (a) The reference
                         ------------------------------
          to "8,000 Million Italian Lire ("Lit.") denominated Indebtedness ("Lit. Debt")" in Section 1.3A, clause (w) of the Acquisition Agreement shall be amended by substituting "9,814 Million Italian Lire ("Lit.") denominated Indebtedness" therefor.

                    (b) The reference to "$9,897,960 U.S. Dollar denominated Indebtedness ("U.S. Debt")" in Section 1.3A, clause
          (x) of the Acquisition Agreement shall be amended by substituting "$8,741,072 U.S. Dollar denominated Indebtedness ("U.S. Debt")" therefor.

                    (c)  The reference to "8 Billion Lit. Indebtedness"  in
          Section 13 of the Acquisition Agreement shall be amended by substituting "9,814 Million Lit. Indebtedness" therefor.

                    (d) Any reference in Schedule 3.5.1 or any other section or schedule of the Acquisition Agreement to "8 Billion Lit. Indebtedness" or to "$9,897,960 U.S. Dollar denominated Indebtedness" shall be deemed revised to refer to "9,814 Million Lit. Indebtedness" and to "$8,741,072 U.S. Dollar denominated

          Indebtedness",  respectively.   Schedule 3.5.1 to the Acquisition
          Agreement is hereby substituted in its entirety by Exhibit A attached hereto and incorporated herein by reference.

                    (e) The parties hereby agree that the increase in Lit. Debt provided for at Section 2(a) above results specifically and solely from the Lit. 3,033 Million in aggregate principal amount of new Lit. Debt incurred by the Company during the period from January 1, 1994 through July 31, 1994 by virtue of loans advanced to the Company under Contract Nos. 1171, 2229 and 2230 with the Ministero dell'Industria of the Republic of Italy (net of repayments of principal made by the Company in respect of Indebtedness owed to Istituto Mobiliare Italiano, Mediocredito Piemontese and Ministero dell'Industria).

                    (f) The amount of the accrual for TFR Liabilities of the Company and the Subsidiaries attributable to CIGS Employees reflected on and as of the date of the Pricing Balance Sheet, not to exceed Lit. 1,700 Million, shall be applied solely to reduce the amount of U.S. Debt reflected in Section 1.3A, clause (x) of the Acquisition Agreement, as amended by Section 2(b) above, and shall be converted to U.S. Dollars at an exchange rate of U.S.$1.00/Lit. 1585.90, in lieu of the U.S. Dollar/Lit. exchange rate in effect on the business day immediately preceding July 31, 1994 as published in Sole 24 Ore. For purposes of illustration
                               -----------
          only, in the event that such accrual for TFR Liabilities is Lit. 1,700 Million, the countervalue in U.S. Dollars which shall be applied to reduce U.S. Debt shall be US$1,071,946.

                    3.   Continuing Effectiveness.   Except  to the  extent
                         ------------------------
          modified by this Amendment No. 1 to Acquisition Agreement, all terms and conditions of the Acquisition Agreement shall continue in full force and effect.


                    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Acquisition Agreement, as attested by their respective Secretaries, as of the date and year first above written.

          ATTEST:                            BROWN & SHARPE MANUFACTURING
                                             COMPANY

          /s/ James W. Hayes III             By: /s/ Fred M. Stuber
          ------------------------              --------------------------
          Secretary                             Title: President, Chief
                                                       Executive Officer

          ATTEST:                            FINMECCANICA  S.p.A. (through its
                                                  Elsag Bailey Division)

          /s/ Mario Orlando                  By: /s/ Enrico Albareto
          ------------------------              --------------------------
          Secretary                             Title: President

                                         EXHIBIT A

SITUAZIONE DEBITI M/L AL 31.7.94

Valori in milioni di Lit.

================================================================================
                ENTE                 SALDO AL   RIMBORSI   ACCENSIONI   SALDO AL
                                     31.12.93                           31.7.94
- --------------------------------------------------------------------------------
 ISTITUTO MOBILIARE ITALIANO (IMI)     3.732      -811                   2.921
- --------------------------------------------------------------------------------
 MEDIOCREDITO PIEMONTESE                326       -326
- --------------------------------------------------------------------------------
 MINISTERO DELL'INDUSTRIA              4.122      -262        3.033      6.893
================================================================================
                       Totale          8.180     -1.389       3.033      9.814
================================================================================


N.B. Le accensioni si riferiscono a:

     Completamento del contratto n.1171 per Lit. 365 milioni.
     Il finanziamento totale di tale contratto e' di Lit. 1.870 milioni.
       Attualmente in preammortamento al 2.07% annuo
     I rimborsi avverranno dal 18.4.95 in 10 rate annuali al tasso del 8,28%.

     Accensione di 2 nuovi contratti per Lit. 2.668 milioni.  Tale finanziamento dovra' essere di Lit. 4.108 milioni.
     Il finanziamento prevede un tasso annuo di preammortamento del 2,055% ed il rimborso al tasso del 8,22%.